                                                                Exhibit 99(b)(1)
                                    AGREEMENT
                                  FOR TERM LOAN
                                       AND
                           REVOLVING CREDIT FACILITIES
                             TOTALLING US$80,000,000

                                       FOR

                              FIRST TECHNOLOGY PLC

                                 JOINT ARRANGERS

                       THE FIRST NATIONAL BANK OF CHICAGO

                            HSBC INVESTMENT BANK PLC

                         DRESDNER BANK AG LONDON BRANCH



                                      AGENT

                            HSBC INVESTMENT BANK PLC

                                   NORTON ROSE
                                     London




                                    CONTENTS


CLAUSE                                          HEADING                                             PAGE



1        Purpose and Definitions.......................................................................1
2        The Facilities; Obligations of the Parties...................................................10
3        Conditions...................................................................................12
4        Utilisation of the Facilities................................................................13
5        Interest.....................................................................................14
6        Currencies...................................................................................15
7        Repayment, Prepayment and Cancellation.......................................................15
8        Guarantee....................................................................................17
9        Fees, Commitment Commission and Expenses.....................................................19
10       Payments and Taxes; Accounts and Calculations................................................20
11       Representations..............................................................................23
12       Undertakings.................................................................................25
13       Events of Default............................................................................29
14       Indemnities; Default Interest................................................................32
15       Unlawfulness and Increased Costs; Alternative Interest Rates.................................33
16       Set-off and Pro Rata Payments................................................................36
17       Assignment, Substitution and Lending Offices.................................................37
18       The Agent....................................................................................38
19       Notices and Other Matters....................................................................42
20       Governing Law and Jurisdiction...............................................................43

SCHEDULES

1        The Banks....................................................................................44
2        Form of Drawdown Notice......................................................................45
3        Documents and evidence required as conditions precedent to drawdown..........................46
4        Financial Undertakings.......................................................................47
5        Form of Borrower Accession Memorandum........................................................49
6        Form of Guarantor Accession Memorandum.......................................................51
7        Associated Costs Rate........................................................................53
8        Form of Substitution Certificate.............................................................55

THIS AGREEMENT is dated 23 February, 1999 and made BETWEEN

(1)  FIRST TECHNOLOGY PLC as a Borrower;

(2) THE BANKS whose names and addresses are set out in schedule 1;

(3) THE FIRST NATIONAL BANK OF CHICAGO, HSBC INVESTMENT BANK PLC and DRESDNER BANK AG LONDON BRANCH as Joint Arrangers; and

(4)  HSBC INVESTMENT BANK PLC as Agent.

IT IS AGREED as follows:

1    PURPOSE AND DEFINITIONS

1.1  PURPOSE

     This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers:

     (a)  a term loan facility of up to US$40,000,000; and

     (b)  a revolving credit facility of up to US$40,000,000,

     (in each case) to be used (i) as to a maximum principal amount of up to US$80,000,000, in paying the acquisition price of shares and subsisting options in Colt and (ii) as to any unused balance, in meeting costs and expenses associated with such acquisition, and for general corporate purposes.

1.2  DEFINITIONS

     In this Agreement, unless the context otherwise requires:

     "ADDITIONAL BORROWER" means any Subsidiary of Filly which upon execution of a Borrower's Accession Memorandum becomes a Borrower in accordance with clause 2.5;

     "ADVANCE" includes (as the context may require) a Term Loan Advance or a Revolving Credit Advance;

     "AGENT" means HSBC Investment Bank plc or such other person as may be appointed agent for the Banks in accordance with the terms of this Agreement;

     "AGREEMENT AND PLAN OF MERGER" means the agreement and plan of merger with respect to Colt, substantially in the form provided to the Joint Arrangers prior to the date of this Agreement;

     "ASSOCIATED COSTS RATE" means in relation to any period, a percentage rate calculated for such period in accordance with schedule 7;

     "AVAILABLE FACILITY AMOUNT" means, at any time:

     (a) in relation to the Term Loan Facility, the amount by which the Term Loan Commitments exceed the Dollar amount of the outstanding Term Loan; and

     (b) in relation to the Revolving Credit Facility, the amount by which the Revolving Credit Commitments exceed the aggregate of the Dollar Amount of all outstanding Revolving Credit Advances;

     "BANKING DAY" means a day (other than Saturday or Sunday) which is:

     (a) a day on which banks and foreign exchange markets are open for business in London;

     (b) (if a payment of funds in Dollars is to be made on such day) on which banks and foreign exchange markets are open for business in New York City; and

     (c) (if a payment of funds in an Optional Currency is to be made on such day) on which banks and foreign exchange markets are open for business in the principal financial centre in the country of the Optional Currency concerned (or, in the case of a payment in Euro a day on which the TARGET payments system is operating);

     "BANKS" means the banks listed in schedule 1 and includes their respective successors in title and Substitutes;

     "BORROWED MONEY" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of those assets or services, (vi) finance leases and hire purchase contracts, (vii) Derivatives Contracts,
     (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

     "BORROWER" includes Filly and any Additional Borrower and "BORROWERS" shall be construed accordingly;

     "BORROWER'S ACCESSION MEMORANDUM" means a memorandum substantially in the terms of schedule 5;

     "COLT" means Control Devices Inc.;

     "COLT GROUP" means Colt and its subsidiaries, and "MEMBER OF THE COLT GROUP" shall be construed accordingly;

     "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" has the meaning given to it in Schedule 4;

     "CONTRIBUTION" means in relation to a Bank at any relevant time, the aggregate of (i) the Dollar Amount of the Term Loan owing to such Bank at such time and (ii) the Dollar Amount of the Revolving Credit Advances owing to such Bank at such time;

     "DERIVATIVES CONTRACT" means a contract, agreement or transaction which is:

     (a) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

     (b)  any combination of such transactions,

     in each case, whether on-exchange or otherwise;

     "DOLLAR AMOUNT" means (a) in relation to an Advance to be drawn down in Dollars, the amount in Dollars so drawn down and (b) in relation to an Advance to be drawn down in an Optional Currency, the amount in Dollars specified in the relevant Drawdown Notice which would be required to purchase the principal amount of that Advance as determined in accordance with clause 6.3;

     "DOLLARS", "US$" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement in Dollars mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

     "DRAWDOWN DATE" means in relation to any Advance, the date, being a Banking Day, on which it is or is to be drawn down;

     "DRAWDOWN NOTICE" means a notice substantially in the terms of schedule 2;

     "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien (other than a lien arising by operation of law in the ordinary course of business), hypothecation, assignment by way of security or security interest of any kind securing any obligation of any person;

     "ENVIRONMENTAL LAW" means, in relation to the United Kingdom, the United States or any part thereof or any other relevant jurisdiction, any applicable law or regulation relating to (a) the pollution, conservation or protection of the environment (both natural and built), (b) the development, occupation, exploitation or other use of land, buildings or other property or assets, (c) the creation, storage, handling and disposal of industrial waste and hazardous substances and (d) health and safety at work or elsewhere and includes, without limitation, the Environmental Protection Act 1990 and all primary and subordinate legislation which that Act replaces or re-enacts;

     "EQUIVALENT AMOUNT" means, in relation to an Advance to be made in an Optional Currency, the amount of such Optional Currency which can be purchased with the Dollar Amount of the relevant Advance at the Agent's spot rate of exchange for that purpose on receipt of the relevant Drawdown Notice;

     "ERISA" means the Employee Retirement Income Security Act of 1974 (USA);

     "EVENT OF DEFAULT" means any of the events or circumstances described in clause 13.1;

     "FACILITIES" includes the Term Loan Facility and the Revolving Credit Facility;

     "FILLY" means First Technology PLC;

     "FILLY GROUP" means Filly and its Subsidiaries (which shall include the members of the Colt Group, if and when Filly or any Subsidiary has become irrevocably bound to purchase shares in Colt) and "MEMBER OF THE FILLY GROUP" shall be construed accordingly;

     "FINANCE DOCUMENTS" includes:

     (a)  this Agreement;

     (b)  each Borrower Accession Memorandum;

     (c)  each Guarantor Accession Memorandum; and

     (d) any notice or document delivered or entered into pursuant to or in accordance with the terms of any of the other documents listed in (a)
          - (c) above;

     "GUARANTOR" means any Subsidiary of Filly which upon execution of a Guarantor's Accession Memorandum becomes a guarantor in accordance with clause 2.6;

     "GUARANTOR'S ACCESSION MEMORANDUM" means a memorandum substantially in the terms of schedule 6;

     "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

     "INFORMATION MEMORANDUM" means the Information Memorandum to be distributed by the Joint Arrangers at the request of Filly in connection with this Agreement;

     "JOINT ARRANGERS" means The First National Bank of Chicago, HSBC Investment Bank plc and Dresdner Bank AG London Branch

     "LIBOR" means, in relation to a particular period, the arithmetic mean (rounded upwards, if necessary, to five decimal places) of the London interbank offered rates for deposits of the currency in question for a period equal to such period at or about 11 a.m. on the Quotation Date for such period as displayed on the relevant page of the Telerate Monitor for the currency concerned (or such other page as may replace such page on such service for the purpose of displaying London interbank offered rates of leading banks for deposits of that currency) or, if on such date the offered rates for the relevant period of fewer than two leading banks are so displayed, as quoted to the Agent by each of the Reference Banks at the request of the Agent;

     "MAJORITY BANKS" means at any relevant time:

     (a) Banks the aggregate of whose Total Commitments exceeds 66.66 per cent. of the total of the Total Commitments of all the Banks; or

     (b) if the Total Commitments of all of the Banks have been reduced to zero, Banks the aggregate of whose Total Commitments exceeded 66.66 per cent. of the Total Commitments of all the Banks immediately prior to such reduction;

     "MARGIN" means 1.10 per cent. per annum;

     "MATERIAL SUBSIDIARY" means, at any time, a Subsidiary of Filly (other than Colt BV, Netherlands, Colt N.V., Netherlands Antilles, CDI Holdings France S.A. and Realisations et Diffusion pour l'Industrie S.A.):

     (a) whose gross assets or profits before tax represent 10 per cent. or more of the consolidated gross assets or, as the case may be, Consolidated Profits before Interest and Tax, of the Filly Group as calculated by reference to the latest audited or unaudited financial statements of such Subsidiary and the latest audited or unaudited financial statements of the Filly Group Provided that in the case of a Subsidiary acquired after the end of the financial period to which the latest relevant financial statements relate, the reference to the latest financial statements for the purposes of the calculation above shall, until financial statements for the financial period in which the acquisition is made are delivered pursuant to clause 12, be deemed to be a reference to a consolidation of the most recent financial statements of Filly and of those of the Subsidiary concerned adjusted as deemed appropriate by the auditors of Filly; or

     (b) not falling within sub-paragraph (a) above but which, as a result of any intra-group transfers or re-organisation would, adopting either test referred to in sub-paragraph (a) above and as if the accounts referred to in such sub-paragraph had been drawn up immediately following such transfer or reorganisation, be a Material Subsidiary.

     A report by the auditors of Filly that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement;

     "MATURITY DATE" means, in relation to a Revolving Credit Advance, the last day of the period for which that Revolving Credit Advance is drawn down;

     "MATURITY PERIOD" means, in relation to any Revolving Credit Advance, the period for which such Revolving Credit Advance has been drawn, as stated in the applicable Drawdown Notice and subject to the other provisions of this Agreement;

     "MONTH" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "MONTHS" and "MONTHLY" shall be construed accordingly;

     "OBLIGOR" includes any Borrower or any Guarantor, and "OBLIGORS" shall be construed accordingly;

     "OFFER" means the offer to be made by Filly or one of its Subsidiaries to acquire the entire issued share capital of Colt, substantially on the terms set out in the Agreement and Plan of Merger;

     "OPTIONAL CURRENCY" means any currency which is freely available, freely convertible into Dollars and dealt in on the London Interbank Market;

     "ORIGINAL CONSOLIDATED FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Filly Group for its financial year ended 30th April 1998;

     "PERMITTED ENCUMBRANCE" means any Encumbrance which is permitted to subsist in accordance with the provisions of clause 12.1(k) and which is comprised within the list of Permitted Encumbrances to be delivered by Filly pursuant to schedule 3;

     "PLAN" means any employee pension benefit plan subject to the provisions of Title IV of ERISA maintained by any Obligor or any of its Subsidiaries or to which any Obligor or any of its Subsidiaries is required to contribute on behalf of any of its employees;

     "POTENTIAL EVENT OF DEFAULT" means any Event of Default or any event or circumstance which, with the giving of notice and/or lapse of time and/or the satisfaction of any other condition in each case as referred to in clause 13.1, (or any combination thereof) would constitute an Event of Default;

     "QUALIFYING BANK" means:

     (a) an institution which is a bank for the purposes of Section 840A Income and Corporation Taxes Act 1988 and with respect to which interest receivable under this Agreement is within the charge to United Kingdom corporation tax; or

     (b) an institution whose lending office is outside the United Kingdom and which is resident (for the purposes of the relevant double tax treaty) in a jurisdiction which has a double tax treaty with the United Kingdom under which the payment of interest under this Agreement to that lending office may be made without deduction or withholding on account of United Kingdom taxation;

     "QUOTATION DATE" means, in relation to an Interest Period or other period for which LIBOR is to be determined, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposit in the relevant currency for delivery on the first day of such period;

     "REFERENCE BANKS" means the principal London offices of Midland Bank plc, The First National Bank of Chicago and Dresdner Bank AG London Branch and any other bank from time to time designated as such by the Agent;

     "REPORTABLE EVENT" means a reportable event as that term is defined in Title IV of ERISA;

     "REVOLVING CREDIT ADVANCE" means each borrowing of a portion of the Revolving Credit Commitments by a Borrower or (as the context may require) the principal amount of that borrowing at any relevant time;

     "REVOLVING CREDIT COMMITMENT" means, in relation to a Bank, the amount set opposite its name in column (B) of schedule 1 and/or as the case may be in any relevant Substitution Certificate, as reduced by any relevant term of this Agreement;

     "REVOLVING CREDIT COMMITMENT PERIOD" means the period commencing on the date of this Agreement and ending on the earliest of:-

     (a)  30th April 2004;

     (b) the date on which Filly cancels the Revolving Credit Commitments in full pursuant to clause 7.4; and

     (c) the date on which the Revolving Credit Commitments are reduced to zero pursuant to any relevant term of this Agreement;

     "REVOLVING CREDIT FACILITY" means the revolving credit facility made available by the Banks pursuant to clause 2.1(b);

     "RIGHTS ISSUE" means the proposed issue of new stock units in Filly in accordance with the terms of the Underwriting Agreement;

     "SUBSIDIARY" of a person means:

     (a) a subsidiary of that person within the meaning of section 736 of the Companies Act 1985 (as amended); and

     (b) a subsidiary undertaking of that person within the meaning of section 258 of the Companies Act 1985 (as amended);

     "SUBSTITUTE" has the meaning given to it in clause 17.3;

     "SUBSTITUTION CERTIFICATE" means a certificate substantially in the terms of schedule 8;

     "TAXES" includes all present and future taxes, levies, imposts or duties of whatever nature together with interest thereon and penalties in respect thereof and "TAXATION" shall be construed accordingly;

     "TERM LOAN" means the aggregate principal amount of the Term Loan Advances at any relevant time;

     "TERM LOAN ADVANCE" means each borrowing of a portion of the Term Loan Commitments by a Borrower or (as the context may require) the principal amount of that borrowing at any relevant time;

     "TERM LOAN COMMITMENT" means, in relation to a Bank, the amount set opposite its name in column (A) of schedule 1 and/or, as the case may be, in any relevant Substitution Certificate, as reduced by any relevant term of this Agreement;

     "TERM LOAN COMMITMENT PERIOD" means the period commencing on the date of this Agreement and ending on the earliest of:-

     (a)  the date falling 180 days after the date of this Agreement;

     (b) the date on which Filly cancels the Term Loan Commitments in full pursuant to clause 7.4; and

     (c) the date on which the Term Loan Commitments are reduced to zero pursuant to any relevant term of this Agreement;

     "TERM LOAN FACILITY" means the term loan facility made available by the Banks pursuant to clause 2.1(a);

     "TERM LOAN INTEREST PAYMENT DATE" means the last day of each Term Loan Interest Period;

     "TERM LOAN INTEREST PERIOD" means each period for the calculation of interest in respect of a Term Loan Advance ascertained in accordance with clause 4.5;

     "TERM LOAN REPAYMENT DATES" means each of the dates referred to in Column
     (A) in clause 7.1;

     "TOTAL COMMITMENT" means, in relation to a Bank at any relevant time, the aggregate at such time of (i) that Bank's Term Loan Commitment and (ii) that Bank's Revolving Credit Commitment;

     "UNDERWRITING AGREEMENT" means an agreement (substantially in the form provided to the Joint Arrangers prior to the date of this Agreement) under which Kleinwort Benson Securities Limited will agree to underwrite a rights issue of stock units by Filly;

     "US OBLIGOR" means an Obligor incorporated in any part of the United States of America.

1.3  HEADINGS

     Clause headings (including sub-headings) and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4  CONSTRUCTION OF CERTAIN TERMS

     In this Agreement, unless the context otherwise requires:

     (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

     (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement that provision or that document as in force for the time being and as amended, novated, restated or supplemented in accordance with its terms or, as the case may be, with the agreement of the relevant parties;

     (c) references to a "REGULATION" include any present or future regulation, rule, directive or requirement of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

     (d)  words importing the plural shall include the singular and vice versa;

     (e) references to a "PERSON" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

     (f) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

     (g)  references to a time of day are to London time;

     (h) references to a "GUARANTEE" include references to an indemnity by way of guarantee or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "GUARANTEED" shall be construed accordingly.

1.5  ACCOUNTING TERMS

     Except to the extent expressly defined in this Agreement, accounting and financial terms used in this Agreement shall be construed in accordance with generally accepted accounting principles in the United Kingdom (as used and applied in the Original Consolidated Financial Statements).

1.6  MAJORITY BANKS

     Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers on the one hand and the Banks on the other hand) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is the case.

2    THE FACILITIES; OBLIGATIONS OF THE PARTIES

2.1  AMOUNT OF FACILITIES

     The Banks, relying upon each of the representations and warranties in clause 11, agree to make available to Filly in accordance with the terms of this Agreement:

     (a)  a term loan facility of up to US$40,000,000; and

     (b)  a revolving credit facility of up to US$40,000,000.

2.2  OBLIGATIONS OF THE BANKS

     The obligation of each Bank under this Agreement in relation to a particular Advance shall be:

     (a) in the case of a Term Loan Advance, to contribute that proportion of such Advance which its Term Loan Commitment bears to the Term Loan Commitments of all the Banks; and

     (b) in the case of a Revolving Credit Advance, to contribute that proportion of such Advance which its Revolving Credit Commitment bears to the Revolving Credit Commitments of all the Banks.

2.3  OBLIGATIONS SEVERAL

     The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Bank, the Joint Arrangers, the Agent or any Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Agent or the Joint Arrangers be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.4  INTERESTS SEVERAL

     Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Agent, the Joint Arrangers and the Banks are several and the amount due to the Agent (for its own account), to the Joint Arrangers and to each Bank is a separate and independent debt. The Agent, the Joint Arrangers and each Bank shall have the right to protect and enforce their respective rights arising out of this Agreement and it shall not be necessary for the Agent, the Joint Arrangers or any Bank (as the case may be) to be joined as an additional party in any proceedings for this purpose.

2.5  ADDITIONAL BORROWERS

     Filly may at any time (with the prior consent of all of the Banks, which shall not be unreasonably withheld) notify the Agent that another member of the Filly Group is to be designated as an additional Borrower for the purposes of this Agreement. Any such designation shall take effect when the following conditions have been satisfied, namely:

     (a) the Agent has received a Borrower's Accession Memorandum in respect of the designated entity, duly executed by the parties thereto; and

     (b) the Agent has received such corporate approvals, opinions and other documents as it may require to demonstrate the validity, legality and enforceability of the Borrower's Accession Memorandum.

2.6  ADDITIONAL GUARANTORS

     Filly shall procure that:

     (a) each Material Subsidiary shall, not later than the Banking Day before the Drawdown Notice in respect of the first Advance is given, (i) execute and deliver to the Agent a Guarantor Accession Memorandum and
          (ii) deliver to the Agent such corporate approvals, opinions and other documents as the Agent may require to demonstrate the validity, legality and enforceability of the Guarantor's Accession Memorandum;

     (b) each other Material Subsidiary which is not already a Guarantor shall, as soon as practicable and in any event within 45 days of becoming a Material Subsidiary (i) execute and deliver to the Agent a Guarantor Accession Memorandum and (ii) deliver to the Agent such corporate approvals, opinions and other documents as the Agent may require to demonstrate the validity, legality and enforceability of the Guarantor's Accession Memorandum (but if Colt does not become a 90 per cent. Subsidiary of Filly at the initial close of the Offer, then Filly shall comply with this obligation in relation to members of the Colt Group as soon as practicable, but in any event within 150 days of the date on which Colt becomes a Material Subsidiary of Filly); and

     (c) as at the date of this Agreement and at all times thereafter the Guarantors, between them, contribute at least (i) 60 per cent of Consolidated Profits before Interest and Tax of the Filly Group and
          (ii) 80 per cent of total consolidated gross assets of the Filly Group, in each case as calculated by reference to the most recent audited or unaudited financial statements of the Filly Group and of each Guarantor delivered pursuant to clause 12. During the period between (i) the date on which Colt becomes a subsidiary of Filly and
          (ii) the date on which the ensuing financial statements are delivered pursuant to clause 12, the provisions of this sub-clause shall be applied by reference to the proforma consolidated financial statements of the Filly Group as provided to the Banks prior to the date of this Agreement and the most recent annual, audited statements of the Guarantor concerned.

2.7  RIGHTS AND OBLIGATIONS

     Each Additional Borrower and each Additional Guarantor shall have the rights and obligations which it would have had if it had originally executed this Agreement as a borrower, or as a guarantor (as the case may be). Those rights and obligations shall include (without limitation):

     (a) (in the case of an Additional Borrower) the right to utilise the Facilities and to request any Advance, subject to and in accordance with the other provisions of this Agreement;

     (b) (in the case of an Additional Borrower) the obligation to repay, or to pay amounts owing in respect of, any Advance drawn by it; and

     (c) (in the case of any Additional Guarantor) the obligation to repay or to pay all amounts owing by any Borrower in accordance with clause 8.

2.8  STATUS OF OBLIGATIONS

     This Agreement is valid and binding as between Filly, the Banks, the Joint Arrangers and the Agent notwithstanding that (as at the date of this Agreement or any later time) no Guarantor has become party to it in accordance with clause 2.6. If at any time any Guarantors do so become party, then this Agreement shall be valid and binding as between Filly, the Guarantors, the banks, the Joint Arrangers and the Agent.

2.9  FILLY AS OBLIGOR'S AGENT

     Each Obligor (by its execution of this Agreement, a Borrower's Accession Memorandum or a Guarantor's Accession Memorandum as the case may be) irrevocably authorises Filly on its behalf:

     (a) to receive all notices, requests, demands or other communications under this Agreement; and

     (b) to give all notices (including Drawdown Notices) and instructions and generally to give consents for, or otherwise act on behalf of, such Obligor without any further consent of, or reference to, that Obligor.

2.10 APPLICATION OF FACILITIES

     Neither the Agent, the Joint Arrangers nor the Banks shall be obliged to supervise the application of the proceeds of any Advance. The obligations of the Borrowers and the Guarantors under this Agreement shall remain fully valid and enforceable, notwithstanding that the proceeds of any Advance are applied for a purpose not authorised by the terms of this Agreement.

3    CONDITIONS

3.1  DOCUMENTS AND EVIDENCE

     The obligation of each Bank to contribute to any Advance shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, not later than the Banking Day before the date on which the Drawdown Notice in respect of the first Advance is given, the documents and evidence specified in schedule 3 in form and substance satisfactory to the Agent.

3.2  GENERAL CONDITIONS PRECEDENT

     The obligation of each Bank to contribute to any Advance is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date:

     (a) the representations and warranties set out in clause 11 are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

     (b) no Potential Event of Default shall have occurred and be continuing or would result from the making of such Advance.

3.3  GRADUATED DRAWDOWN

     (a) The first Advance may not be drawn unless (i) Filly or a Subsidiary has become irrevocably obliged to purchase shares in Colt and (ii) the proceeds of such Advance are to be applied towards the purchase price of those Colt Shares.

     (b) Once an Advance has been made under (a) above, then Advances having a Dollar Amount not exceeding $20,000,000 may be made or renewed for working capital purposes.

     (c) No further Advance may then be made unless Filly demonstrates to the Agent that the proceeds are to be applied in purchasing Colt shares.

     (d) Once Colt has become a wholly owned Subsidiary and an Advance has been made pursuant to (c) above, then any remaining balance of the Facilities may be drawn for working capital purposes.

3.4  WAIVER OF CONDITIONS PRECEDENT

     The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Banks in respect of the first or any other Advance without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance.

4    UTILISATION OF THE FACILITIES

4.1  APPLICATION

     The provisions of this clause 4 apply to all Advances.

4.2  DRAWDOWN

     Subject to the terms and conditions of this Agreement, an Advance may be made to a Borrower on a Banking Day following receipt by the Agent of a Drawdown Notice (i) in the case of the first Drawdown Notice, not later than 10.00 a.m. on the Banking Day which is the proposed Drawdown Date and
     (ii) in any other case, not later than 3.00 p.m. on the third Banking Day before the proposed Drawdown Date. Each such Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in this Agreement, be irrevocable and shall oblige the Borrower to make an Advance in accordance with the terms of such notice. No Drawdown Notice may be given in respect of an amount which is the subject of a notice of cancellation received by the Agent under clause 7.4.

4.3  AMOUNT

     (a) Each Advance in respect of the Term Loan Facility shall be of a minimum Dollar Amount of $1,000,000 or an integral multiple of $1,000,000.

     (b) Each Advance in respect of the Revolving Credit Facility shall be of a minimum Dollar Amount of $5,000,000 or an integral multiple of $1,000,000.

     (c) No more than ten Advances shall be outstanding at any one time.

     (d) No Advance may be drawn down on any day of an amount exceeding the relevant Available Facility Amount on such day.

4.4  MATURITY PERIOD

     (a) Subject to the ensuing provisions of this clause 4.4, a Borrower shall in the relevant Drawdown Notice select the Maturity Period applicable to any Advance under the Revolving Credit Facility.

     (b) Revolving Credit Advances may only be borrowed for a Maturity Period of one, three or six months (or such other period as the Agent on the instructions of the Banks may agree) ending no later than the last day of the Revolving Credit Commitment Period.

4.5  TERM LOAN INTEREST PERIODS

     (a) Subject to the ensuing provisions of this clause 4.5, a Borrower shall in the relevant Drawdown Notice or (as the case may be) by notice received by the Agent not later than 3.00 p.m. on the third Banking Day before the beginning of a Term Loan Interest Period select the duration of each Term Loan Interest Period.

     (b) Subject to (c) and (d) below, each Term Loan Interest Period shall have a duration of one, three or six months (or such other period as the Agent on the instructions of the Banks may agree).

     (c) A Term Loan Interest Period shall end on each Term Loan Repayment Date in relation to that portion of the Term Loan which is required to be repaid on that Term Loan Repayment Date.

     (d) If a Borrower fails to select the duration of a Term Loan Interest Period on any occasion, then (subject to the foregoing provisions of this clause 4.5) it shall have a duration of three months.

4.6  NOTIFICATION TO BANKS

     Upon receipt of each Drawdown Notice complying with the terms of this Agreement the Agent shall promptly notify each Bank thereof and of the details notified to it pursuant to clause 4.4 or 4.5 (as the case may be) and, subject to the provisions of clause 3, each of the Banks shall on such date participate in the relevant Advance by making available its portion of the required amount in accordance with clause 10.2

4.7  TERMINATION

     Without prejudice to any other provision of this Agreement:

     (a) the Term Loan Commitments shall be reduced to zero on the last day of the Term Loan Commitment Period; and

     (b) the Revolving Credit Commitments shall be reduced to zero on the last day of the Revolving Credit Commitment Period;

     and no Advance may be made in respect of the relevant Facility following such reduction.

5    INTEREST

5.1  INTEREST ON TERM LOAN ADVANCES

     Each Borrower shall pay interest on each Term Loan Advance on each Term Loan Interest Payment Date (or, in the case of a Term Loan Advance having a Term Loan Interest Period of more than six months, by instalments at six monthly intervals from the commencement of the Term Loan Interest Period and on the applicable Term Loan Interest Payment Date) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) LIBOR and (c) the Associated Costs Rate.

5.2  INTEREST ON THE REVOLVING CREDIT ADVANCES

     Each Borrower shall pay interest on each Revolving Credit Advance on its Maturity Date (or, in the case of a Revolving Credit Advance having a Maturity Period of more than six months, by instalments payable every six months from the Drawdown Date of such Revolving Credit Advance and on the Maturity Date) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) LIBOR and (c) the Associated Costs Rate.

6    CURRENCIES

6.1  SELECTION OF CURRENCIES

     Subject to the provisions of this clause 6, if a Borrower so requests in the Drawdown Notice, a proposed Revolving Credit Advance may be drawn down in an Optional Currency. If no such request is received by the Agent such Revolving Credit Advance will be drawn down in Dollars.

6.2  LIMIT ON CURRENCIES; NON-AVAILABILITY

     No Revolving Credit Advance may be made or renewed in an Optional Currency if (a) in consequence thereof there would be Advances outstanding in more than six different currencies or (b) any Bank notifies the Agent not later than 10 a.m. on the second Banking Day before the date on which such Revolving Credit Advance is to be made or renewed that deposits of such Optional Currency are not readily available to such Bank in an amount comparable with such Bank's portion of the relevant Revolving Credit Advance or (c) the Agent determines at any time prior to 10 a.m. (local time in the principal financial centre in the country of the Optional Currency concerned) on the proposed Drawdown Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be unlawful or otherwise impossible for such Revolving Credit Advance to be drawn down in or to remain outstanding in that Optional Currency. Accordingly, in any such event, the relevant Revolving Credit Advance shall be made in or converted into Dollars.

6.3  CURRENCY AMOUNTS ON DRAWDOWN

     If a Revolving Credit Advance is to be drawn down in an Optional Currency the Banks shall, subject to clause 3, advance to the relevant Borrower on the Drawdown Date the Equivalent Amount of such Optional Currency.

7    REPAYMENT, PREPAYMENT AND CANCELLATION

7.1  REPAYMENT OF TERM LOAN

     Filly shall, on each of the dates referred to in Column (A) below, repay (or procure that relevant Borrowers repay) the principal amount of the Term Loan set out opposite such date in Column (B) below (or, if less, the balance of the Term Loan Commitments):

         ------------------------------------------------- ------------------------------------------------
                               (A)                                               (B)
                     TERM LOAN REPAYMENT DATE                            PRINCIPAL AMOUNT OF
                                                                       TERM LOAN TO BE REPAID
         ------------------------------------------------- ------------------------------------------------
                          30 April 2000                                      $4,000,000
         ------------------------------------------------- ------------------------------------------------
                          30 April 2001                                      $9,000,000
         ------------------------------------------------- ------------------------------------------------
                          30 April 2002                                      $9,000,000
         ------------------------------------------------- ------------------------------------------------
                          30 April 2003                                      $9,000,000
         ------------------------------------------------- ------------------------------------------------
                          30 April 2004                                      $9,000,000
         ------------------------------------------------- ------------------------------------------------

7.2  REPAYMENT OF REVOLVING CREDIT ADVANCES

     (a) Each Revolving Credit Advance shall be repaid by the relevant Borrower on the Maturity Date of such Revolving Credit Advance. If a Revolving Credit Advance (the "NEW ADVANCE") is to be made on a day on which another Revolving Credit Advance in the same currency (the "MATURING ADVANCE") is due to be repaid then, subject to the terms of this Agreement and so long as the conditions referred to in clause 3.2 shall have been satisfied in relation to the new Advance, the maturing Advance shall be deemed to have been repaid on its Maturity Date either in whole (if the new Advance is equal to or greater than the maturing Advance) or in part (if the new Advance is less than the maturing Advance) and to the extent that the maturing Advance is so deemed to have been repaid, the principal amount of the new Advance to be made on such date shall be deemed to have been credited to the account of the relevant Borrower by the Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to the relevant Borrower a principal amount equal to the amount by which the new Advance exceeds the maturing Advance.

     (b) On the last day of the Revolving Credit Commitment Period the Borrowers shall in any event pay or repay all outstanding Revolving Credit Advances in full.

7.3  PREPAYMENT

     (a) A Borrower may prepay the Term Loan in whole or part (being $1,000,000 or any integral multiple thereof) on any Term Loan Interest Payment Date relating to the part of the Term Loan to be so prepaid, subject to such Borrower having given to the Agent at least 7 days notice of its intention to make such prepayment.

     (b) If a Borrower gives any such notice of prepayment then the Term Loan Commitments shall be reduced by an amount equal to the principal amount to be so prepaid.

     (c) Every notice of prepayment shall be effective only on actual receipt by the Agent. Any such notice shall be irrevocable and shall oblige the relevant Borrower to make such prepayment in accordance with the terms of such notice. Amounts prepaid in respect of the Term Loan may not be redrawn.

     (d) Amounts prepaid in respect of the Term Loan shall be applied in reducing the repayment instalments under clause 7.1 in inverse order of maturity.

     (e) A Borrower may not prepay the Term Loan or any part thereof except as expressly permitted by this Agreement.

     (f) Any prepayment in respect of the Term Loan shall be made together with interest accrued and any other sum owing under this Agreement in respect of the principal amount so prepaid.

7.4  CANCELLATION OF COMMITMENTS

     Filly may at any time by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than seven days after the receipt by the Agent of such notice the whole or any part (being $1,000,000 or any integral multiple thereof) of the total of the Term Loan Commitments and the Revolving Credit Commitments which have not then been drawn, utilised or requested in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Term Loan Commitments and/or the Revolving Credit Commitments (as the case may be) of each Bank shall be reduced proportionately.

8    GUARANTEE

8.1  UNDERTAKING TO PAY

     Each Guarantor hereby guarantees to pay to the Agent, for the account of the Banks, the Joint Arrangers and the Agent, on demand by the Agent all moneys and to discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or any of them to the Banks, the Joint Arrangers or any of them and/or the Agent under or pursuant to this Agreement in each case when the same become due for payment or discharge whether by acceleration or otherwise.

8.2  GUARANTORS AS PRINCIPAL DEBTOR; INDEMNITY

     As a separate and independent stipulation, each Guarantor agrees that if any purported obligation or liability of any Borrower which would have been the subject of this clause 8 had it been valid and enforceable is not or ceases to be valid or enforceable against such Borrower on any ground whatsoever whether or not known to the Banks or any of them, the Joint Arrangers or the Agent (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of such Borrower or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or incapacity or any change in the constitution of such Borrower) each Guarantor shall nevertheless be liable to the Banks, the Joint Arrangers and the Agent in respect of that purported obligation or liability as if the same were fully valid and enforceable and each Guarantor were a principal debtor in respect thereof. Each Guarantor hereby agrees to keep the Agent, the Joint Arrangers and the Banks fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any such purported obligation or liability.

8.3  NO SECURITY TAKEN BY THE GUARANTOR

     Each Guarantor warrants that it has not taken or received, and undertakes that until all moneys owing under this Agreement have been paid or discharged in full, it will not take or receive, the benefit of any security from any Borrower or any other person in respect of its obligations under this clause 8.

8.4  INTEREST

     Each Guarantor agrees to pay interest on each amount demanded of it under this Agreement from the date of such demand until payment (as well after as before judgement) at the rate, at the times and otherwise on the terms set out in clause 14.4.

8.5  CONTINUING SECURITY AND OTHER MATTERS

     The obligations of each Guarantor under this clause 8 shall:

     (a) secure the ultimate balance from time to time owing to the Banks, the Joint Arrangers and/or the Agent by the Borrowers and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

     (b) be in addition to any present or future right or remedy held by or available to the Banks, or any of them, the Joint Arrangers or the Agent; and

     (c) not be in any way prejudiced or affected by the existence of any such rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Agent, the Joint Arrangers or the Banks dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

8.6  NEW ACCOUNTS

     If this Guarantee ceases to be continuing for any reason whatsoever each Bank may nevertheless continue any account of any Borrower or open one or more new accounts and the liability of the

     Guarantor under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

8.7  LIABILITY UNCONDITIONAL

     The liability of the Guarantors shall not be affected nor shall the obligations of the Guarantors under this clause 8 be discharged or reduced by reason of:

     (a) the liquidation, receivership or administration of any Borrower or any other person liable;

     (b) the incapacity or any change in the name, style or constitution of any Borrower or any other person liable;

     (c) the Agent, the Joint Arrangers or any of the Banks granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

     (d) any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

8.8  OTHER RIGHTS

     Neither the Banks, the Joint Arrangers nor the Agent shall be obliged to make any claim or demand on any Borrower or to resort to any other right or remedy or other means of payment now or hereafter held by or available to them or it before enforcing this Guarantee and no action taken or omitted by the Banks, the Joint Arrangers or the Agent in connection with any such other right or remedy or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Guarantee nor shall the Banks, the Joint Arrangers or the Agent be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such other right or remedy or other means of payment in reduction of the amounts owing by any Borrower under this Agreement.

8.9  WAIVER OF RIGHTS

     Until all the moneys owing by each Borrower under this Agreement have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Guarantor agrees that, without the prior written consent of the Agent:

     (a) it will not exercise its rights of subrogation, reimbursement and indemnity against any Borrower or any other person liable;

     (b) it will not claim any set-off or counterclaim against any Borrower or any other person liable or claim or prove in competition with the Agent, the Joint Arrangers or any of the Banks in the liquidation of any Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, any Borrower or any other person liable or any other right or remedy now or hereafter held by the Agent, the Joint Arrangers or any of the Banks for the moneys hereby guaranteed or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of any Borrower on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Banks, the Joint Arrangers and the Agent and applied in or towards discharge of the moneys hereby guaranteed in accordance with the terms of the Agreement.

8.10 SUSPENSE ACCOUNTS

     Any money received from any Guarantor may be placed to the credit of a suspense account with a view to preserving the rights of the Banks, the Joint Arrangers and the Agent to prove for the whole of their respective claims against any Borrower or any other person liable.

8.11 SETTLEMENTS CONDITIONAL

     Any release, discharge or settlement between any Guarantor and the Agent, the Joint Arrangers or any of the Banks shall be conditional upon no security, disposition or payment to the Agent, the Joint Arrangers or any of the Banks by any Borrower or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Banks, the Joint Arrangers and the Agent shall be entitled to enforce this Agreement against the Guarantors subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

8.12 GUARANTOR TO DELIVER UP CERTAIN PROPERTY

     If, contrary to clauses 8.3 or 8.9, any Guarantor takes or receives the benefit of any security or receives or recovers any money or other property from the Borrower or other person liable, such security, money or other property shall be held on trust for the Agent and shall be delivered to the Agent on demand.

8.13 OTHER GUARANTORS

     Each Guarantor agrees to be bound by this Agreement notwithstanding that any other person intended at any time to execute or to be bound by this Agreement or by any other guarantee or assurance may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Banks or any of them, the Joint Arrangers or the Agent.

8.14 JOINT AND SEVERAL OBLIGATIONS

     The obligations of the Guarantors under this Agreement are joint and several.

9    FEES, COMMITMENT COMMISSION AND EXPENSES

9.1  FEES

     Filly shall pay to the Agent whether or not any part of the Term Loan Commitments or the Revolving Credit Commitments is ever advanced:

     (a) for the account of the Agent, an agency fee of an amount, on the dates and in the manner agreed between Filly and the Agent in a letter dated 22nd February 1999;

     (b) for the account of the Joint Arrangers, the arrangement and other fees and amounts, on the dates and in the manner agreed between Filly and the Joint Arrangers in a letter dated 22nd February 1999;

     (c) on the last Banking Day in each of April, July, October and January, for the account of each Bank, commitment commission computed in arrear from the date of this Agreement (or, as the case may be, from the date of the immediately preceding due date for payment of such commitment commission) and computed on the daily undrawn amount of the Term Loan Commitments (i) until the date falling 120 days after the date of this Agreement, at the rate of 0.25 per cent. per annum and (ii) thereafter, at the rate of 0.50 per cent. per annum; and

     (d) on the last Banking Day in each of April, July, October and January, for the account of each Bank, commitment commission computed in arrear from the date of this Agreement (or, as the case may be, from the immediately preceding due date for payment of such commitment commission) and computed on the daily undrawn amount of the Revolving Credit Commitments at the rate of 0.5 per cent. per annum.

9.2  EXPENSES

     Filly shall pay to the Agent within 30 days of demand:

     (a) all expenses (including legal, printing and out-of-pocket expenses) reasonably and properly incurred by the Agent and the Joint Arrangers in connection with the negotiation, preparation, syndication and execution of the Finance Documents and of any amendment, supplement or restatement or extension of or the granting of any waiver or consent given under the Finance Documents; and

     (b) all expenses (including legal and out-of-pocket expenses) incurred by the Agent, the Joint Arrangers, the Banks or any of them in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, the Finance Documents or otherwise in respect of the moneys owing under any of the Finance Documents.

9.3  VALUE ADDED TAX

     All fees and expenses payable pursuant to this clause 9 shall be paid together with any value added tax payable by the Agent, the Joint Arrangers or any Bank in respect of such fees and expenses. Any value added tax chargeable in respect of any services supplied by the Agent, the Joint Arrangers or any Bank under this Agreement shall be paid in addition to any sum agreed to be paid under this Agreement.

9.4  STAMP AND OTHER DUTIES

     Filly shall pay all stamp, documentary, registration or other like duties or Taxes (including any like duties or Taxes payable by, or assessed on, the Banks or the Agent or the Joint Arrangers) imposed on or in connection with any of the Finance Documents and shall indemnify the Agent, the Joint Arrangers and the Banks against any liability arising by reason of any delay or omission by Filly to pay such duties or Taxes.

10   PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

10.1 NO SET-OFF OR COUNTERCLAIM; DISTRIBUTION TO THE BANKS

     All payments to be made by a Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 10.7, free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency in immediately available funds for value on the due date to the account of the Agent at such bank as the Agent may from time to time specify for this purpose. Save where this Agreement provides for a payment to be made for the individual account of the Agent, any Joint Arranger or any Bank, (in which case the Agent shall distribute the relevant payment to the party concerned) payments to be made by a Borrower under this Agreement shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their entitlements thereto.

10.2 PAYMENTS BY THE BANKS

     All sums to be advanced or made available by the Banks to a Borrower under this Agreement shall be remitted in Dollars or the relevant Optional Currency in immediately available funds for value on the relevant Drawdown Date to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the relevant Borrower specified in the relevant Drawdown Notice.

10.3 AGENT MAY ASSUME RECEIPT

     Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled on the date such sum is due and payable. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

10.4 NON-BANKING DAYS

     When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

10.5 CURRENCY AND CALCULATIONS

     (a) All payments of interest, principal and other amounts owing in respect of an Advance shall be made in the currency in which such amount is denominated.

     (b) All payments of commitment commission and other fees shall be made in Dollars.

     (c) All interest, commitment commission and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year (save that a calculation in Sterling shall be made on the basis of a 365 day year).

10.6 CERTIFICATES CONCLUSIVE

     Any certificate or determination of the Agent or any Bank as to any rate of interest, rate of exchange or any amount payable under this Agreement shall, in the absence of manifest or proven error, be conclusive and binding on the Borrower and (in the case of a certificate or determination by the Agent) on the Banks.

10.7 GROSSING-UP FOR TAXES

     Subject to clause 10.8, if at any time a Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of any Bank, the Joint Arrangers or the Agent (or if the Agent is required to make any such deduction or withholding from a payment to the Arranger or a Bank), the sum due from such Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Bank, the Joint Arrangers and the Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and such Borrower shall indemnify each Bank, the Joint Arrangers and the Agent against any losses or costs incurred by any of them by reason of any failure of such Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

10.8 QUALIFYING BANKS

     Each Bank agrees promptly to notify the Agent and Filly if it ceases to be a Qualifying Bank. If any Bank is not or ceases to be a Qualifying Bank (save in circumstances where such Bank has ceased to be a Qualifying Bank by reason of any change in law, regulation or double taxation treaty or in its application or interpretation, in each case taking effect after the date of this Agreement) then the Borrowers shall not be liable to pay to that Bank under clause 10.7 any sum in excess of the sum it would have been obliged to pay if that Bank had been or remained a Qualifying Bank.

10.9 CLAW-BACK OF TAX BENEFIT

     If following any such deduction or withholding as is referred to in clause
     10.7 from any payment by any Borrower, the Agent, any Joint Arranger or any Bank shall receive or be granted a credit against or relief or remission for or repayment of any Taxes paid or payable by it, the Agent, such Joint Arranger or such Bank shall, subject to the relevant Borrower having made any increased payment in accordance with clause 10.7 and to the extent that the Agent, such Joint Arranger or such Bank can do so without prejudicing the retention of the amount of such credit, relief, remission or repayment and without prejudice to the right of the Agent, such Joint Arranger or such Bank to obtain any other relief or allowance which may be available to it, reimburse the relevant Borrower with such amount as the Agent, such Joint Arranger or such Bank shall in its absolute discretion certify to be the proportion of such credit, relief, remission or repayment as will leave the Agent, such Joint Arranger or such Bank (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Borrower. Such reimbursement shall be made forthwith upon the Agent, such Joint Arranger or such Bank certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the Agent, any Joint Arranger or any Bank to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations.

10.10 BANK ACCOUNTS

     Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain control accounts showing the amounts outstanding in respect of the Facilities and other sums owing by the Borrowers under this Agreement and all payments in respect thereof made by the Borrowers from time to time. The control accounts shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under this Agreement.

10.11 PARTIAL PAYMENTS

     If, on any date on which a payment is due to be made by a Borrower under this Agreement, the amount received by the Agent from such Borrower falls short of the total amount of the payment due to be made by such Borrower on such date then, without prejudice to any rights or remedies available to the Agent and the Banks under this Agreement, the Agent shall apply the amount actually received from such Borrower in or towards discharge of the obligations of such Borrower under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by such
     Borrower:

     (a) firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent under this Agreement;

     (b) secondly, in or towards payment on a pro rata basis, of any fees payable to the Joint Arrangers under clause 9.1;

     (c) thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 9.1 which shall have become due but remains unpaid;

     (d) fourthly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest which shall have become due but remains unpaid;

     (e) fifthly, in or towards payment to the Banks, on a pro rata basis, of any principal amounts owing in respect of the Term Loan and, the Revolving Credit Advances which shall have become due but remains unpaid; and

     (f) sixthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

     The order of application set out in this clause 10.11(c)-(f) shall be varied by the Agent if all Banks so direct.

11   REPRESENTATIONS

11.1 Filly represents that:

     (a) DUE INCORPORATION: each member of the Filly Group is a company duly incorporated under the laws of its jurisdiction of incorporation with power to enter into the Finance Documents and to exercise its rights and perform its obligations under the Finance Documents and all corporate and other action required to authorise its execution of the Finance Documents and its performance of its obligations thereunder has been duly taken;

     (b) BINDING OBLIGATIONS: this Agreement constitutes and the other Finance Documents, when executed and delivered will constitute, valid and legally binding obligations of the respective Obligors enforceable in accordance with their respective terms;

     (c) NO CONFLICT WITH OTHER OBLIGATIONS: the execution and delivery of, the borrowing of the Commitments and the performance of their obligations under, and compliance with the provisions of, the Finance Documents by the Obligors will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any Obligor is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any Obligor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of any Obligor's incorporation documents or (iv) result in the creation or imposition of or oblige any Obligor to create any Encumbrance on any of its undertaking, assets, rights or revenues;

     (d) CONSENTS OBTAINED: every material consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Obligor to authorise, or required by any Obligor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any of the Finance Documents or the performance by any Obligor of its obligations under any of the Finance Documents has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

     (e) NO FILINGS REQUIRED: it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Finance Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid on or in relation to any of the Finance Documents which have not already been made;

     (f) NO LITIGATION: no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of Filly, threatened against any member of the Filly Group which could have a material adverse effect on the business, assets or financial condition of Filly, any Material Subsidiary or the Filly Group taken as a whole;

     (g) NO DEFAULTS: no member of the Filly Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound and no other Potential Event of Default has occurred and is continuing;

     (h) FINANCIAL STATEMENTS CORRECT AND COMPLETE: the audited financial statements of Filly and the audited consolidated financial statements of Filly and its Subsidiaries in respect of the financial year ended on 30th April 1998 as delivered to the Agent have been prepared in accordance with generally accepted accounting principles and practices in the United Kingdom which have been consistently applied and give a true and fair view of the financial position of Filly and the consolidated financial position of Filly and its Subsidiaries respectively as at such date and the results of the operations of Filly and the consolidated results of the operations of Filly and its Subsidiaries respectively for the financial year ended on such date and, as at such date, neither Filly nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any losses which are not disclosed by, or reserved against or provided for in, such financial statements;

     (i) NO MATERIAL ADVERSE CHANGE: there has been no material adverse change in the financial position of Filly or the consolidated financial position of Filly and its Subsidiaries from that set forth in the financial statements referred to in clause 11.1(h);

     (j) INFORMATION MEMORANDUM: the Information Memorandum (including the financial model provided as a part thereof) and the information, exhibits and reports furnished by Filly to the Agent and the Banks in connection therewith or with the negotiation and preparation of this Agreement are (or, in the case of the Information Memorandum, will be) true and accurate in all material respects and not misleading and all expressions of opinion contained therein genuinely reflect the opinions of the directors and senior management of Filly and are based on reasonable assumptions; do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; and there are no other facts the omission of which would make any fact or statement therein misleading;

     (k) MILLENNIUM COMPLIANCE: each member of the Filly Group has taken or is taking such steps as are necessary to ensure that its computer systems are not susceptible to malfunction on account of the commencement of the year 2000 (but this representation shall not apply to the Colt Group until Colt has become a Subsidiary of Filly);

     (l) COMPLIANCE WITH CONSENTS AND LICENCES: every consent, authorisation, licence or approval required by any member of the Filly Group in connection with the conduct of its business and the ownership, use, exploitation or occupation of their respective property and assets has been obtained and is in full force and effect and there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same;

     (m) ENVIRONMENTAL LAWS: each member of the Filly Group has complied with all Environmental Laws applicable to it or the conduct of its business (including, without limitation, as to the disposal of hazardous substances and the obtaining of any requisite licenses or consents); no claim in respect of any breach of any Environmental law is pending or has been made or threatened against any member of the Filly Group or any occupier of any of their respective properties or any of their respective officers in their capacity as such and no member of the Filly Group has any reason to believe that it has or is likely to have any liability in relation to any such matters;

     (n) EMPLOYEE RETIREMENT INCOME SECURITY ACT: In the case of each US Obligor, all Plans are in compliance in all material respects with the applicable provisions of ERISA; neither it nor any of its Subsidiaries has incurred any material "accumulated funding deficiency" within the meaning of section 302(a)(2) of ERISA in connection with any Plan; there has been no Reportable Event for any Plan, the occurrence of which would have a materially adverse effect on the US Obligor or any of its Subsidiaries, nor has the US Obligor or any of its Subsidiaries incurred any material liability to the Pension Benefit Guaranty Corporation under section 4062 of ERISA in connection with any Plan;

     (o) US GOVERNMENTAL REGULATION: In the case of each US Obligor, it is not subject to regulation under any US federal or state statute or regulation which may limit its ability to incur Indebtedness under this Agreement or which will be contravened by the execution and delivery of this Agreement by it.

11.2 REPETITION

     The representations and warranties in clause 11.1 other than clauses 11.1(i) and (j) (and so that the representation and warranty in clause 11.1(h) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under clause 12.1) shall be deemed to be repeated by Filly on and as of each Drawdown Date and each Term Loan Interest Payment Date as if made with reference to the facts and circumstances existing on each such day.

12   UNDERTAKINGS

12.1 Filly undertakes with each of the Banks, and the Agent that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrowers:

     (a)  NOTICE OF DEFAULT

          it will promptly upon becoming aware of the same inform the Agent of any occurrence which might adversely affect the ability of any Obligor to perform its obligations under any of the Finance Documents and of any Potential Event of Default and from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Potential Event of Default has occurred and is continuing;

     (b)  CONSENTS AND LICENCES

          it will obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of the obligations of the Obligors under the Finance Documents;

     (c)  USE OF PROCEEDS

          it will ensure that the Borrowers use the proceeds of Advances exclusively for the purposes specified in clause 1.1;

     (d)  PARI PASSU

          it will ensure that the obligations of the Obligors under the Finance Documents shall at all times rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Obligors with the exception of any obligations which are mandatorily preferred by law and not by contract or which are secured by Permitted Encumbrances complying with clause 12.1(k);

     (e)  AUDITED FINANCIAL STATEMENTS

          it will prepare (and it will ensure that its Subsidiaries will prepare) financial statements and consolidated financial statements for itself and each of its Subsidiaries in accordance with generally accepted accounting principles and practices consistently applied in respect of each financial year and cause the same to be reported on by its auditors and deliver sufficient copies of the same to the Agent for distribution to all the Banks as soon as practicable but not later than 150 days after the end of the financial period to which they relate;

     (f)  UNAUDITED FINANCIAL STATEMENTS

          it will prepare (and it will ensure that its Subsidiaries will prepare) unaudited financial statements and consolidated financial statements in respect of each six-month and three-month period and deliver sufficient copies of the same for distribution to all the Banks as soon as practicable, but not later than 90 days (in the case of six-monthly statements) or 30 days (in the case of three-monthly statements) after the end of the financial period to which they relate;

     (g)  AUDITORS COMPLIANCE CERTIFICATES

          it will deliver to the Agent, together with each set of audited financial statements, a certificate from its auditors stating that, as at the end of the financial period covered by such announcement, Filly was in compliance with the financial undertakings referred to in clause 12.4 and providing in reasonable detail the calculations upon which such certificate is based;

     (h)  DIRECTORS COMPLIANCE CERTIFICATES

          it will, together with each set of unaudited financial statements delivered under clause 12.1(f) and within 14 days of the preliminary announcement of its annual results, deliver to the Agent a certificate signed by its Finance Director and one other Director stating that, as at the end of the financial period covered by such statements or announcement, Filly was in compliance with the undertakings referred to in clause 12.4 and providing in reasonable detail the calculations upon which such certificate is based;

     (i)  DELIVERY OF REPORTS

          it will (at the time of issue thereof) deliver to the Agent, for distribution to the Banks, sufficient copies for all the Banks of every report, circular, notice or like document issued by Filly to its shareholders or creditors generally;

     (j)  PROVISION OF FURTHER INFORMATION

          it will (on a confidential basis) provide the Agent with such financial and other information concerning any member of the Filly Group and its affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably require;

     (k)  PRIORITY DEBT

          it will ensure that the aggregate of (i) the amounts from time to time secured pursuant to any Permitted Encumbrances and (ii) the amounts from time to time owing to the Obligors by members of the Filly Group which are not themselves Obligors shall at no time exceed US$10,000,000, but this provision shall not apply to any Encumbrance or Indebtedness created by any member of the Colt Group in favour of any other member of the Colt Group and which is subsisting as at the date of this Agreement and which, within six months of the date on which Filly becomes irrevocably obliged to purchase Colt shares, is either (i) repaid or redeemed (as the case may be) or (ii) brought within the limit of US$10,000,000 provided for by this sub-clause;

     (l)  THE OFFER

          in relation to the conduct of the Offer (and except with the prior consent of the Majority Banks):

          (i) it will not make any material amendment to the terms of the Offer (whether as to minimum acceptance levels or otherwise) as described in the Agreement and Plan of Merger;

          (ii) it will comply with all applicable laws (including the requirements and rulings of the Securities and Exchange Commission); and

         (iii) it will not make any announcement or otherwise publicise the existence or terms of this Agreement or the parties to it (except that Filly may publish the existence and terms of this Agreement to the extent required by law in connection with the Offer).

     (m)  INSURANCE

          it will procure that each member of the Filly Group will insure and keep insured all its properties and assets with underwriters or insurance companies of repute to such extent and against such risks as prudent companies engaged in similar businesses normally insure;

     (n)  PENSION SCHEMES

          it will ensure that the levels of contribution to the pension schemes for the time being operated by each member of the Filly Group do and continue to cover the liabilities for funding such schemes recommended by its actuaries and as required under applicable law;

     (o)  COMPLIANCE WITH LAWS AND REGULATIONS

          it will procure that each member of the Filly Group will comply with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business (including, without limitation, all applicable Environmental Laws);

     (p)  REPORTABLE EVENT

           (i) it will promptly, and in any event within 30 days after any US Obligor knows that any Reportable Event with respect to any Plan has occurred, deliver to the Agent a statement of the finance director of such US Obligor setting forth details as to such Reportable Event and the action which such US Obligor proposes to take with respect thereto, together with a copy of any notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to such US Obligor;

          (ii) it will promptly after the filing thereof with the Internal Revenue Service, deliver to the Agent copies of each annual report with respect to each Plan administered by such US Obligor; and

         (iii) it will promptly after receipt thereof, deliver to the Agent a copy of any notice (other than a notice of general application), such US Obligor or any Subsidiary may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by such US Obligor.

12.2 Filly undertakes with each of the Banks, and the Agent that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by any Borrower and except with the prior written consent of the Agent acting on the instructions of the Majority
     Banks:

     (a)  NEGATIVE PLEDGE

          it will not permit any Encumbrance (other than a Permitted Encumbrance complying with clause 12.1(k) or a lien arising by operation of law in the ordinary course of business) by any member of the Filly Group to subsist, arise or be created or extended over all or any part of the present or future undertakings, assets, rights or revenues of any member of the Filly Group to secure or prefer any present or future Indebtedness of any person;

     (b)  TRANSACTIONS SIMILAR TO SECURITY

          (except in the case of a transaction which gives rise to a Permitted Encumbrance) it will not, and it will procure that none of its subsidiaries will (i) enter into any sale and leaseback transaction in respect of any of its assets or (ii) sell or otherwise dispose of any of its receivables on recourse terms;

     (c)  NO MERGER

          except pursuant to the Offer or pursuant to a solvent group reconstruction previously approved by the Banks (such approval not to be unreasonably withheld) it will not and will procure that none of its subsidiaries will merge or consolidate with any other company or person;

     (d)  DISPOSALS

          it will not and will procure that none of its Subsidiaries will sell, transfer, lend, lease or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 12.2(d) material in the opinion of the Majority Banks in relation to the undertakings, assets, rights and revenues of the Filly Group taken as a whole) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of day-to-day trading) whether by one or a series of transactions related or not;

     (e)  ACQUISITIONS

          (except pursuant to the Offer) it will not, and will procure that none of its Subsidiaries will, acquire any assets (including, without limitation, any companies) other than in the ordinary course of its trading activities or capital expenditure on its existing businesses;

     (f)  LOANS AND GUARANTEES

          save for transactions permitted by clause 12.1(k), it will not, and will procure that none of its Subsidiaries will, make any loans, grant any credit (save for normal trade credit in the ordinary course of day-to-day trading) or give any guarantee to or for the benefit of any person;

     (g)  EXTERNAL BORROWINGS

          it will procure that members of the Group which are not Guarantors will not incur any Indebtedness in respect of Borrowed Money to a person which is not a member of the Filly Group (but (i) this clause shall not prohibit such Indebtedness to the extent to which the aggregate principal amount so incurred does not exceed US$2,000,000 and (ii) this clause shall not prohibit borrowings by Filly or any Additional Borrower under this Agreement or under a (pound)40,000,000 dual currency agreement signed by Filly on or about the date hereof with Dresdner Bank AG London Branch);

     (h)  CHANGE OF BUSINESS

          (except as a direct consequence of the Offer) it will not change the nature or scope of the business carried on by the Filly Group as at the date of this Agreement.

12.3 EXCEPTION TO NEGATIVE UNDERTAKINGS

     A transaction which would otherwise contravene the provisions of clause 12.2(b) (Transactions similar to security), 12.2(d) (Disposals) or 12.2(e) (Acquisitions) shall not be taken to infringe those provisions if the following conditions are satisfied:

     (a) the amount or value of the consideration for the transaction is less than $1,000,000;

     (b) (where the amount or value of the consideration for the transaction exceeds $1,000,000), details of the transaction have been provided to the Agent before legally binding commitments have been made;

     (c) the amount or value of the consideration for the transaction (when aggregated with the amount or value of other exempt transactions concluded during the same financial year) does not exceed $5,000,000; and

     (d) the amount or value of the consideration for the transaction (when aggregated with the amount or value of other exempt transactions concluded since the date of this Agreement) does not exceed $15,000,000.

12.4 FINANCIAL UNDERTAKINGS

     Filly undertakes with the Agent and the Banks that, from the date of this Agreement until all moneys owing under any of the Finance Documents have been paid in full, it will at all times comply with the financial undertakings set out in Schedule 4.

13   EVENTS OF DEFAULT

13.1 Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of any member of the Filly Group):

     (a) NON-PAYMENT: any Obligor fails to pay any sum due from it under any Finance Document in the currency, at the time and in the manner stipulated in this Agreement; or

     (b) BREACH OF CERTAIN OBLIGATIONS: any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 12.2 or 12.3; or

     (c) BREACH OF OTHER OBLIGATIONS: any Obligor commits any other breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any Finance Document and, in respect of any such breach or omission which in the opinion of the Majority Banks is capable of remedy, such action as the Agent may require shall not have been taken within 14 days of the Agent notifying the relevant Obligor of such default and of such required action; or

     (d) MISREPRESENTATION: any representation or warranty made or deemed to be made or repeated in or pursuant to any Finance Document or in any notice, certificate or statement referred to in or delivered under any Finance Document is or proves to have been incorrect or misleading in any material respect; or

     (e) CROSS-DEFAULT: any Borrowed Money of any one or more members of the Filly Group in an aggregate amount exceeding $5,000,000 is not paid when due or becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or any creditor of any one or more members of the Filly Group becomes entitled to declare any Borrowed Money in an aggregate amount exceeding $5,000,000 of any one or more members of the Filly Group so due and payable or to require cash collateralisation or security for any such Borrowed Money or any facility or commitment available to any one or more members of the Filly Group relating to Borrowed Money in an aggregate amount exceeding $5,000,000 is withdrawn, suspended or cancelled by reason of any default (however described) of the company concerned; or

     (f) DERIVATIVES CONTRACT DEFAULT: any member of the Filly Group fails to make payment in relation to a Derivatives Contract of any sum on its due date or the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of default on the part of any member of the Filly Group; or

     (g) LEGAL PROCESS: any judgment or order made against any Obligor or Material Subsidiary is not stayed, appealed in good faith or complied with within 14 days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part of the undertakings, assets, rights or revenues of any Obligor or Material Subsidiary and is not discharged within 14 days; or

     (h) INSOLVENCY: any Obligor or Material Subsidiary is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (e) or (2) of the Insolvency Act 1986 or otherwise becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

     (i) WINDING UP: any petition (other than a petition which Filly demonstrates to be frivolous and vexatious) is presented or other step is taken for the purpose of winding up any Obligor or Material Subsidiary or an order is made or resolution passed for the winding up of any Obligor or Material Subsidiary or a notice is issued convening a meeting for the purpose of passing any such resolution; or

     (j) ADMINISTRATION: any petition (other than a petition which Filly demonstrates to be frivolous and vexatious) is presented or other step is taken for the purpose of the appointment of an administrator of any Obligor or Material Subsidiary; or

     (k) APPOINTMENT OF RECEIVERS AND MANAGERS: any administrative or other receiver is appointed of any Obligor or Material Subsidiary or any part of their respective assets and/or undertakings or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Obligor or Material Subsidiary; or

     (l) COMPOSITIONS: any steps are taken, or negotiations commenced, by any Obligor or Material Subsidiary or by any of their respective creditors with a view to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

     (m) ANALOGOUS PROCEEDINGS: there occurs, in relation to any Obligor or Material Subsidiary, in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses (g) to (l) (inclusive) or otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

     (n) CESSATION OF BUSINESS: any Obligor or Material Subsidiary suspends or ceases or threatens to suspend or cease to carry on its business; or

     (o) SEIZURE: all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, any member of the Filly Group are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

     (p) ILLEGALITY: it becomes unlawful for any Obligor to comply with any of its obligations under any of the Finance Documents; or

     (q) CHANGE OF CONTROL OF FILLY: any single person, or group of persons acting in concert as defined in the City Code on Take-overs and Mergers dated 8th July, 1993, acquires more than one-half in nominal value of the equity share capital (as defined in section 744 of the Companies Act 1985) of Filly; OR control (as defined in section 435 of the Insolvency Act 1986) of Filly is acquired by any person and/or his associates (as defined in that section) not having control of Filly at the date of this Agreement; or

     (r) CHANGE OF CONTROL OF BORROWER OR GUARANTORS: save as permitted by this Agreement, or with the prior written consent of all the Banks, any Borrower or Guarantor ceases to be a wholly owned Subsidiary (directly or indirectly) of Filly; or

     (s) RIGHTS ISSUE: the Rights Issue is not completed in accordance with the terms of the Underwriting Agreement or the Underwriting Agreement is terminated or cancelled or otherwise ceases to be in full force and effect; or

     (t) MATERIAL ADVERSE CHANGE: there occurs, in the opinion of the Majority Banks, a material adverse change in the financial condition of any Obligor which may affect the ability of any Obligor to perform all or any of its obligations under or otherwise to comply with the terms of any Finance Document; or

     (u) MATERIAL EVENTS: any other event occurs or circumstance arises which, in the opinion of the Majority Banks, is likely materially and adversely to affect the ability of any Obligor to perform all or any of its obligations under or otherwise to comply with the terms of any Finance Document; or

     (v) ERISA: Any Reportable Event, which, in the opinion of the Agent acting on the instructions of the Majority Banks, constitutes grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, occurred, or any Plan is terminated within the meaning of Title IV of ERISA, or a trustee is appointed by the appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

13.2 ACCELERATION

     The Agent may and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default so long as the same is continuing by notice to Filly declare that:

     (a) the obligation of each Bank to make its Total Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

     (b) the Term Loan, the Revolving Credit Advances and all interest, and commitment commission accrued and all other sums payable under the Finance Documents have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable.

     On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the relevant Borrower (and without prejudice to clause 5), to select the duration of Term Loan Interest Periods.

13.3 DEMAND BASIS

     If, pursuant to clause 13.2, the Agent declares the Term Loan and the Revolving Credit Advances to be due and payable on demand then the Agent may (and, if so instructed by the Majority Banks, shall) at any time by written notice to Filly (a) call for repayment of the Term Loan and Revolving Credit Advances on such date as may be specified in such notice whereupon the Term Loan and Revolving Credit Advances shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

14   INDEMNITIES; DEFAULT INTEREST

14.1 INDEMNITY AND THE OFFER

     Filly shall indemnify each of the Banks, the Joint Arrangers and the Agent (and each of their respective employees, officers and agents) against any loss, liability, cost, damage, claim or expense which they may incur or which may be asserted against them as a consequence (whether directly or indirectly) of the Banks agreeing to finance the acquisition of the Colt shares by the Filly Group.

14.2 MISCELLANEOUS INDEMNITIES

     Each Borrower shall on demand indemnify each Bank, the Joint Arrangers and the Agent, without prejudice to any of their other rights under this Agreement, against any loss (including loss of Margin) or expense which such Bank, such Joint Arranger or the Agent shall evidence and certify as sustained or incurred by it as a consequence of:

     (a) any default in payment by any Borrower of any sum under this Agreement when due;

     (b)  the occurrence of any other Event of Default;

     (c) any prepayment of all or part of a Term Loan Advance or a Revolving Credit Advance being made otherwise than on a Term Loan Repayment Date or Maturity Date (as the case may be);

     (d) any Advance not being made for any reason (excluding any default by the Agent, the Joint Arrangers or any Bank) after a Drawdown Notice has been given,

     including, in any such case, but not limited to, any loss or expense sustained or incurred by such Bank in maintaining or funding its obligations under this Agreement or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund its obligations under this Agreement or any part thereof or any other amount owing to such Bank. The Banks shall take reasonable steps to mitigate any losses which may be the subject of a claim under this clause 14.2.

14.3 CURRENCY OF ACCOUNT; CURRENCY INDEMNITY

     No payment by a Borrower under this Agreement which is made in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency nor shall the Agent or the Banks be liable to any Borrower for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent and the date on which the Agent effects such sale. If any sum due from a Borrower under this Agreement or any order or judgement given or made in relation to this Agreement is required to be converted from the Contractual Currency or other currency in which the same is payable under such order or judgement (the "FIRST CURRENCY") into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against a Borrower, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to this Agreement, such Borrower shall indemnify and hold harmless the Agent, such Joint Arranger and each Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Agent, such Joint Arranger or such Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. Any amount due from a Borrower under the indemnity contained in this clause 14.3 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement and the term "RATE OF EXCHANGE" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

14.4 DEFAULT INTEREST

     If any Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 14.4) on its due date for payment under this Agreement such Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgement) at a rate determined by the Agent pursuant to this clause 14.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) one per cent. per annum, (b) the Margin, (c) LIBOR and (d) the Associated Costs Rate, and unless such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 13.2 or a repayment or prepayment occurring on a date other than a Term Loan Repayment Date or a Maturity Date relating thereto, in which case the first such period selected by the Agent shall end on such Maturity Date and interest shall be payable on such principal sum during such period at a rate one per cent. above the rate applicable thereto immediately before it fell due. Default interest under this clause 14.4 shall be due and payable on the last day of each period determined by the Agent pursuant to this clause 14.4 or, if earlier, on the date on which the sum in respect of which such default interest is accruing shall actually be paid. If, for the reasons specified in clause 15.5, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 14.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be one per cent. per annum above the aggregate of the Margin and the cost of funds (including the Associated Costs Rate) to such Bank.

15   UNLAWFULNESS AND INCREASED COSTS; ALTERNATIVE INTEREST RATES

15.1 UNLAWFULNESS

     If at any time after the date of this Agreement, it becomes contrary to any law or regulation for any Bank to contribute to Term Loan Advances or Revolving Credit Advances or to maintain its Term Loan Commitment or Revolving Credit Commitment or fund its Contribution, such Bank shall promptly, through the Agent, notify Filly whereupon:

     (a) such Bank's Term Loan Commitment and Revolving Credit Commitment shall be reduced to zero; and

     (b) each Borrower shall be obliged (on the date specified by the Bank concerned, which shall not be earlier than the latest date by which the relevant law or regulation requires the same to be repaid) to prepay the Contribution of such Bank together with any other amounts then owing by any Borrower to that Bank under this Agreement.

15.2 INCREASED COSTS

     If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law but, if not having the force of law, being a request or requirement with which banks in the relevant jurisdiction are generally accustomed to comply), including, without limitation, those relating to Taxation, capital adequacy, liquidity, reserve assets and special deposits and in each case occurring after the date of this Agreement is to:

     (a) subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income, profits or gains of such Bank); and/or

     (b) increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping available all or part of such Bank's Term Loan Commitment or Revolving Credit Commitment or maintaining or funding all or part of such Bank's Contribution; and/or

     (c) reduce the amount payable or the effective return to any Bank under this Agreement; and/or

     (d) reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under this Agreement; and/or

     (e) require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to or on any amount received or receivable by such Bank under this Agreement; and/or

     (f) require any Bank or its holding company to incur or sustain a loss by reason of being obliged to deduct all or part of such Bank's Term Loan Commitment, Revolving Credit Commitment or Contribution from its capital for regulatory purposes, then and in each such case:

          (i) such Bank shall notify Filly through the Agent in writing of such event promptly upon its becoming aware of the same; and

          (ii) Filly shall on demand, made at any time whether or not such Bank's Contribution has been repaid or discharged, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

     For the purposes of this clause 15, "HOLDING COMPANY" means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

15.3 EXCEPTION

     Nothing in clause 15.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss (a) to the extent that the same is taken into account in calculating the Associated Costs Rate or (b) to the extent that the same is the subject of an additional payment under clause 10.7 or such payment would not otherwise be required pursuant to clause 10.8.

15.4 FURTHER EXCEPTION

     Nothing in clause 15.2 shall entitle any Bank to compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss which arises as a consequence of (or of any law or regulation implementing) (a) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988, as amended and/or (b) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof. For the purposes of this clause 16.4 the term "APPLICABLE DIRECTIVE" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April 1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989) as amended.

15.5 MARKET DISRUPTION; NON-AVAILABILITY

     (a) If and whenever, at any time prior to the making of any Advance or prior to the beginning of any Term Loan Interest Period:

          (i) the Agent shall have determined, after consultation with the Reference Banks (which determination shall, in the absence of manifest or proven error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR during the relevant Maturity Period or Term Loan Interest Period (as the case may be); or

          (ii) (when required to do so for the purposes of this Agreement) none of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR; or

          (iii) the Agent shall have received notification from Banks with Total Commitments exceeding one half of the Total Commitments of all the Banks that deposits in the relevant currency are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions;

          the Agent shall forthwith give a notice (a "DETERMINATION NOTICE") to Filly and to each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitments shall not be borrowed until notice to the contrary is given to Filly by the Agent.

     (b) The Agent shall, as soon as is reasonably practicable after it has given a Determination Notice, enter into negotiations with Filly with a view to agreeing an alternative basis for determining the rates of interest from time to time applicable under this Agreement.

     (c) If no alternative basis is agreed pursuant to (b) above, each Bank shall certify an alternative basis (the "SUBSTITUTE BASIS") for maintaining its funding under this Agreement. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including the Associated Cost Rate, if any, to such Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as none of the circumstances specified in sub-clause (a) above continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply. During the first 30 days of a period when a Substitute Basis is in force the Agent and Filly shall consult with a view to reverting to the normal interest rate fixing provisions of this Agreement as soon as practicable.

15.6 MITIGATION

     If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

          (i) the reduction of its Term Loan Commitment and its Revolving Credit Commitment to zero pursuant to clause 15.1; or

          (ii) an increase in the amount of any payment to be made to it or for its account pursuant to clause 10.7; or

          (iii) a claim for indemnification pursuant to clause 15.2;

     then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of Filly under any of the clauses referred to in (i), (ii) or (iii) above:

     (a) such Bank shall promptly upon becoming aware of the same notify the Agent thereof and, in consultation with the Agent and Filly and to the extent that it can do so without prejudice to its own position, take reasonable steps to mitigate the effects of such circumstances including the transfer of its facility office or the transfer of its rights and obligations hereunder to another financial institution acceptable to Filly and willing to participate in the Facilities in which such Bank is then participating Provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so would or might have any adverse effect upon its business, operations or financial condition; and

     (b) the Agent and the Banks shall, upon request of Filly enter into negotiations in good faith with Filly in order to consider what action, if any, can be taken with a view to rearranging the Facilities on a basis which will mitigate the effects of such circumstances.

16   SET-OFF AND PRO RATA PAYMENTS

16.1 SET-OFF

     Each Borrower authorises each Bank to apply any credit balance to which such Borrower is then entitled on any account of such Borrower with such Bank at any of its branches in or towards satisfaction of any sum then due and payable from such Borrower to such Bank under this Agreement. For this purpose each Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this clause 16.1. Each Bank shall notify the Agent and the relevant Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Banks.

16.2 PRO RATA PAYMENTS

     (a) If at any time any Bank (the "RECOVERING BANK") receives or recovers any amount owing to it by a Borrower under this Agreement by direct payment, set-off, consolidation of accounts or in any manner other than by payment through the Agent pursuant to clause 10.1 or 10.11 (not being a payment received from a Substitute or a sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account) the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "RELEVANT RECEIPT") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 10.1 or 10.11 (as the case may be) then:

          (i) within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

          (ii) the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Borrower and shall distribute the same to the Banks (other than the Recovering
               Bank) in accordance with clause 10.1 or 10.11 (as the case may
               be); and

          (iii) as between the relevant Borrower and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid.

     (b) If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro rata share of the amount which has to be refunded by the Recovering Bank.

     (c) Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 16.2.

     (d) Notwithstanding the foregoing provisions of this clause 16.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

16.3 NO RELEASE

     For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 16.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 16.2.

16.4 NO CHARGE

     The provisions of this clause 16 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 16.2.

17   ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES

17.1 BENEFIT AND BURDEN

     This Agreement shall be binding upon, and enure for the benefit of, the Banks, the Joint Arrangers, the Agent and the Obligors and their respective successors.

17.2 NO ASSIGNMENT BY OBLIGORS

     The Obligors may not assign or transfer any of their rights or obligations under this Agreement.

17.3 SUBSTITUTION

     Each Bank (an "EXISTING BANK") may transfer, by way of novation, all or any part of its rights, benefits and obligations under this Agreement to a Qualifying Bank (a "SUBSTITUTE"). Any such novation may only be made with the prior written consent of Filly but (i) such consent shall not be unreasonably withheld or delayed and (ii) such consent shall be deemed to have been given if Filly does not respond to any request to that effect within five business days. On the Effective Date of such novation (as specified and defined in a Substitution Certificate so executed and delivered), to the extent that the Term Loan Commitment and/or the Revolving Credit Commitment and/or Contribution of the Existing Bank are expressed in a Substitution Certificate to be the subject of the novation in favour of the Substitute effected pursuant to this clause 17.3, by virtue of the counter-signature of the Substitution Certificate by the Agent (for itself and the other parties to this Agreement):

     (a) the existing parties to this Agreement and the Existing Bank shall be released from their respective obligations towards one another under this Agreement ("DISCHARGED OBLIGATIONS") and their respective rights against one another under this Agreement ("DISCHARGED RIGHTS") shall be cancelled;

     (b) the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than such Existing Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Existing Bank; and

     (c) the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than such Existing Bank) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Existing Bank, and on such Effective Date, the Substitute shall pay to the Agent for its own account a fee of (pound)1,000.

17.4 RELIANCE ON SUBSTITUTION CERTIFICATE

     The Agent and each Borrower shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 17 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank and the Substitute and the Agent shall not have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

17.5 AUTHORISATION OF AGENT

     Each party to this Agreement irrevocably authorises the Agent to counter-sign each Substitution Certificate on its behalf for the purposes of clause 17.3 without any further consent of, or consultation with, any such party.

17.6 CONSTRUCTION OF CERTAIN REFERENCES

     If any Bank novates all or any part of its rights, benefits and obligations as provided in clause 17.3 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Substitute to the extent of their respective interests.

17.7 LENDING OFFICES

     Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 17.7 such Bank shall notify the Agent promptly of such change.

17.8 DISCLOSURE OF INFORMATION

     Any Bank may (against receipt of a confidentiality undertaking from the person concerned) disclose to a prospective transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about Filly and the Filly Group as it may think appropriate.

18   THE AGENT

18.1 APPOINTMENT OF THE AGENT

     Each Bank hereby appoints the Agent to act as its agent in connection with the Finance Documents and authorises the Agent to exercise such rights, power, authorities and discretions as are specifically delegated to the Agent by the terms of any of the Finance Documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

18.2 AGENT'S DISCRETIONS

     The Agent may:

     (a) assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party to any of the Finance Documents, that (i) any representation made by any Obligor in connection with any of the Finance Documents is true, (ii) no Event of Default or Potential Event of Default has occurred, (iii) the Obligors are not in breach of or default under their obligations under any of the Finance Documents and (iv) any right, power, authority or discretion vested in any of the Finance Documents upon the Majority Banks, the Banks or any other person or group of persons has not been exercised;

     (b)  assume that the facility office of each Bank is that set out in schedule 1 (or, in the case of a Substitute, at the end of the Substitution Certificate to which it is a party as Substitute) until it has received from such Bank a notice designating some other office of such Bank to replace its facility office and act upon any such notice until the same is superseded by a further such notice;

     (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

     (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of an Obligor;

     (e)  rely upon any communication or document believed by it to be genuine;

     (f) execute any Borrower Accession Memorandum or Guarantor Accession Memorandum presented to it in accordance with the provisions of this Agreement;

     (g) refrain from exercising any right, power or discretion vested in it as agent under any of the Finance Documents unless and until instructed by the Majority Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

     (h) refrain from acting in accordance with any instructions of the Majority Banks to begin any legal action or proceeding arising out of or in connection with any of the Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

18.3 AGENT'S OBLIGATIONS

     The Agent shall:

     (a) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under any Finance Document;

     (b) promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any of the Finance Documents of which the Agent has notice from any other party hereto;

     (c) save as otherwise provided herein, act in accordance with any instructions given to it by the Majority Banks, which instructions shall be binding on all of the Banks; and

     (d) if so instructed by the Majority Banks, refrain from exercising any right, power or discretion vested in it as agent under any of the Finance Documents.

18.4 EXCLUDED OBLIGATIONS

     Notwithstanding anything to the contrary expressed or implied herein, the Agent shall not:

     (a) be bound to enquire as to (i) whether or not any representation made by any Obligor in connection with any of the Finance Documents is true, (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default, (iii) the performance by a Borrower of its obligations under any of the Finance Documents or (iv) any breach of or default by a Borrower of or under its obligations under any Finance Document;

     (b) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

     (c) be bound to disclose to any other person any information relating to any member of the Filly Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

     (d) be under any obligations other than those for which express provision is made in any of the Finance Documents.

18.5 INDEMNIFICATION

     Each Bank shall, from time to time on demand by the Agent, indemnify the Agent against such Bank's pro-rata share of any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under the Finance Documents.

18.6 EXCLUSION OF LIABILITIES

     The Agent does not accept any responsibility for the accuracy and/or completeness of the information (including without limitation, the information memorandum) supplied by any Borrower in connection with the preparation or negotiation of the Finance Documents or for the legality, validity, effectiveness, adequacy or enforceability of any of the Finance Documents and the Agent shall not be under any liability as a result of taking or omitting to take any action in relation to any of the Finance Documents, save in the case of gross negligence or wilful misconduct.

18.7 NO ACTIONS

     Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or any affiliate thereof any claim it might have against any of them in respect of the matters referred to in clause 19.6 (Exclusion of Liabilities).

18.8 BUSINESS WITH THE FILLY GROUP

     The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Filly Group.

18.9 RESIGNATION

     The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto and by appointing any affiliate of the Agent in its stead, such appointment to take effect from the date of resignation of the resigning agent.

18.10 SUCCESSOR AGENT

     If a successor to the Agent is appointed under the provisions of clause
     18.9 (Resignation), then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this clause 19 and (ii) its successor and such of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

18.11 OWN RESPONSIBILITY

     It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Filly Group and, accordingly, each Bank warrants to the Agent that it has not relied on and will not hereafter rely on the Agent:

     (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by Filly in connection with the Finance Documents or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent); or

     (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Filly Group.

18.12 AGENCY DIVISION SEPARATE

     In acting as agent hereunder for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this clause 18. Any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

18.13 JOINT ARRANGERS

     The Joint Arrangers shall be entitled (mutatis mutandis) to the same exclusions, protections, immunities and other rights and benefits conferred upon the Agent pursuant to this clause 18.

18.14 AMENDMENTS; WAIVERS

     (a) Subject to clause 18.14(b), the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Banks, shall (i) agree amendments or modifications to this Agreement with the Borrowers and/or (ii) vary or waiver breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement by the Borrowers. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and shall be binding on all the Banks.

     (b) Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks to agree with the Borrowers, any amendment or modification, waiver, variation or excuse the effect of which would be to (i) reduce the Margin, (ii) postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by the Borrowers under this Agreement, (iii) change the currency in which any amount is payable by the Borrowers under this Agreement, (iv) increase any Bank's Term Loan Commitment or Revolving Credit Commitment, (v) extend the period during which the Facilities can be utilised, (vi) change the definition of "Majority Banks" in clause 1.2, (vii) change any provision of this Agreement which expressly or impliedly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks or (viii) change this clause 18.14.

18.15 QUALIFYING BANK

     Each Bank:

     (a)  represents and warrants to the Agent that it is a Qualifying Bank; and

     (b) undertakes promptly to notify the Agent in the event of any change in its status as a Qualifying Bank.

19   NOTICES AND OTHER MATTERS

19.1 NOTICES

     Every notice, request, demand or other communication under this Agreement shall:

     (a)  be in writing delivered personally or by first-class post or telefax;

     (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered personally or three days after it has been put into the post and in the case of a telefax, when a complete and legible copy is received by the addressee; and

     (c)  be sent:

          (i)   to Filly (on behalf of itself and each Obligor) at:

                              2 Cheapside Court
                              Buckhurst Road
                              Ascot SL5 7RF

                              Fax: 01344 622773
                              Attention: Finance Director

          (ii)  to the Agent at:

                              Vintners Place
                              68 Upper Thames Street
                              London EC4V 3BJ

                              Fax: 0171 336 9293
                              Attention: Loan Syndication Execution and Agency

          (iii) to each Bank at its address or facsimile number specified in schedule 1 or in any relevant Substitution Certificate

          or to such other address or facsimile number as is notified by the relevant party to the other parties to this Agreement.

19.2 NOTICES THROUGH THE AGENT

     Every notice, request, demand or other communication under this Agreement to be given by an Obligor to any other party shall be given to the Agent for onward transmission as appropriate and to be given to an Obligor shall (except as otherwise provided in this Agreement) be given by the Agent.

19.3 NO IMPLIED WAIVERS, REMEDIES CUMULATIVE

     No failure or delay on the part of the Agent, the Joint Arrangers, the Banks or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Joint Arrangers, the Banks or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

19.4 CHANGES IN CONSTITUTION OR REORGANISATIONS OF BANKS

     This Agreement shall remain binding on each of the Obligors notwithstanding any change in the constitution of the Banks, the Joint Arrangers or any of them or the Agent or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Agreement shall remain valid and effective in all respects in favour of the Banks and any Substitute or other successor in title of the Banks, the Joint Arrangers and the Agent in the same manner as if such Substitute or other successor in title had been an original party to the Agreement.

20   GOVERNING LAW AND JURISDICTION

20.1 LAW

     This Agreement is governed by and shall be construed in accordance with English law.

20.2 JURISDICTION

     For the benefit of the Agent, the Joint Arrangers and the Banks, each Obligor which is incorporated outside England and Wales;

     (a) irrevocably submits to the non-exclusive jurisdiction of the English courts for the purposes of any dispute or proceedings arising from any Finance Documents; and

     (b) irrevocably appoints Filly to receive on its behalf service of any proceedings issued out of the English courts.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.



                                               SCHEDULE 1

                                               THE BANKS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                       (A)                                 (B)
                       NAME                                         TERM LOAN                       REVOLVING CREDIT
                                                                   COMMITMENT                          COMMITMENT
                                                                       ($)                                 ($)

----------------------------------------------------------------------------------------------------------------------------

The First National Bank of Chicago                                13,333,333.34                       13,333,333.34
1 Triton Square
London NW1 3FN

Fax:    0171 903 4678/306 9076
Attention: Jeffrey Bennett and
David Gillmor

----------------------------------------------------------------------------------------------------------------------------

Midland Bank plc                                                  13,333,333.33                       13,333,333.33
Poultry
London EC2P 2BX

Fax:    0171 260 4227
Attention: Phil Mills

----------------------------------------------------------------------------------------------------------------------------

Dresdner Bank AG London Branch                                    13,333,333.33                       13,333,333.33
PO Box 18075
Riverbank House
2 Swan Lane
London EC4R 3UX

Fax:    0171 623 3598
Attention: Alan Clayton, Loans Administration
Department

----------------------------------------------------------------------------------------------------------------------------
                                                                   40,000,000                          40,000,000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


                                               SCHEDULE 2

                                        FORM OF DRAWDOWN NOTICE



To:      HSBC Investment Bank plc
         Vintners Place
         68 Upper Thames Street
         London EC4V 3BJ
                                                   ......................, 19..


                      US$80,000,000 Agreement dated - 1999
                                (THE "AGREEMENT")

     [We refer to the Agreement and hereby give you notice that we wish to draw down a Term Loan Advance of US$o on o 19 o and select a first Term Loan Interest Period in respect thereof of o months.] The funds should be credited to [bank/account details].

     [We refer to the Agreement and hereby give you notice that we wish to draw down a Revolving Credit Advance of US$o on o 19o and select a Maturity Period in respect thereof of o months. The Revolving Credit Advance requested in this Notice should be made available in [Dollars/Optional Currency]. The funds should be credited to [bank/account details].]

     We confirm that:

     (i) no event or circumstance has occurred and is continuing which constitutes an Event of Default or a Potential Event of Default;

     (ii) the representations and warranties contained in clause 11 of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

     We enclose the evidence of share ownership required pursuant to clause 3.3 of the Agreement.

     Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

                              For and on behalf of
                               [RELEVANT BORROWER]




                 ..............................................

                                   SCHEDULE 3

       DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT TO DRAWDOWN

(a) Copies, certified as true, complete and up-to-date copies by an appropriate officer of the incorporation documents of each Obligor.

(b) A copy, certified as a true copy by an appropriate officer, of resolutions of the Board of Directors of each Obligor evidencing approval of the Finance Documents and authorising its appropriate officers to execute and deliver and to give all notices (including Drawdown Notices) and take all other action required thereunder.

(c) Specimen signatures of the persons authorised in the resolutions referred to in paragraph (b) above.

(d) A copy, certified as a true copy, of the resolution of the shareholders of Filly approving the Offer and the Rights Issue.

(e) The Guarantor Accession Memorandum and other documents required pursuant to clause 2.6(a).

(f) A copy of the Merger Plan and Agreement, together with evidence that (i) the Offer was made in accordance with the terms of the Merger Plan and Agreement and (ii) Filly has received acceptances in respect of more than 50 per cent. of the outstanding share capital of Colt and has thus become obliged to purchase Colt shares pursuant to the Offer.

(g) A copy, certified as a true copy by an appropriate officer, of all consents and authorisations required by Filly (i) in connection with the execution, delivery and performance of this Agreement and (ii) the making of the Offer and the acquisition of Colt shares.

(h) Evidence that the Board of Colt has recommended acceptance of the Offer to its shareholders.

(i) Evidence that (i) the amounts made available to Filly by Dresdner Bank AG London Branch pursuant to a (pound)40,000,000 dual currency facility agreement dated on or about the date of this Agreement have been fully drawn and (ii) the cash amounts available to Filly as shown in the financial model (provided by Filly to form a part of the Information Memorandum) have been substantially utilised for the purposes of the Offer.

(j) A copy of the Underwriting Agreement, together with evidence that arrangements acceptable to the Banks with respect to the funding of the Offer (including equity, subscription and bridging finance arrangements) have been made and have become unconditional.

(k)  Due diligence and accountants reports on the Colt Group.

(l)  Business plan and Cashflow models relating to the enlarged Filly Group.

(m) A list of priority debt and Encumbrances affecting the Filly Group and demonstrating compliance with clause 12.1(k).

(n) An opinion of US advisers with respect to the Offer in a form approved by the Banks (acting reasonably).

(o) An opinion of Norton Rose in a form approved by the Banks (acting reasonably).

                                   SCHEDULE 4

                             FINANCIAL UNDERTAKINGS





1 Filly undertakes with each of the Banks, the Joint Arrangers and the Agent that, from the date of this Agreement and so long as any moneys remain owing or available for drawing under this Agreement, it will procure that:

     (a) Consolidated Profits before Interest and Tax in respect of each Relevant Period shall be equal to or exceed 3 times Consolidated Net Finance Charges for the corresponding period;

     (b) Consolidated Borrowings at the end of any Relevant Period shall not exceed 2.5 times EBITDA in respect of the corresponding period; and

     (c) (with the exception of (i) an amount of up to(pound)40,000,000 outstanding pursuant to the bridging facility between Filly and Dresdner Bank AG London Branch dated on or about the date of this Agreement and (ii) an intra-day financing made available to FT Holdings Inc. in connection with the completion of the Offer and as further described in a memorandum from Filly to the Banks prior to the date of this Agreement, provided that such transaction is unwound on an intra-day basis or, in the event of bank transmission errors, within two business days), Consolidated Borrowings shall at no time exceed $100,000,000.

2    In this schedule 4:

     (a) "CONSOLIDATED BORROWINGS" means the aggregate principal amount (including any fixed or minimum premium payable on final repayment) of the following amounts (but excluding double counting):

           (i) moneys borrowed or raised by any member of the Filly Group (including any amounts payable on the redemption of any preference shares);

          (ii) bonds, notes, loan stock, debentures, commercial paper or other debt securities issued by any member of the Filly Group;

         (iii) sums outstanding under acceptances by any member of the Filly Group or by any bank or acceptance house under acceptance credits opened on behalf of any member of the Filly Group;

          (iv) deferred Indebtedness (if accounted for as a liability under generally accepted accounting principles in the United Kingdom) of any member of the Filly Group for payment of the acquisition or construction price for assets or services acquired or constructed other than normal trade credit from suppliers for a period not exceeding 90 days;

           (v) the capital element of rental payments under finance leases; and

          (vi) receivables sold or discounted with a right of recourse to any member of the Filly Group;

     (b) "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" means, in respect of any Relevant Period, the consolidated profit on ordinary activities (including any exceptional items) of the Filly Group, as shown in the most recent financial statements delivered to the Agent pursuant to clause 12, after adding back (i) the amount charged or chargeable as tax on profit on ordinary activities during that period and (ii) the Consolidated Net Finance Charges;

     (c) "CONSOLIDATED NET FINANCE CHARGES" means, in respect of any Relevant Period, the aggregate amount of the interest (including, without limitation, the interest element of finance leasing and hire purchase payments) and other similar charges in the nature of interest arising in connection with borrowings and/or facilities incurred by the Filly Group in respect of that Relevant Period less the aggregate amount of the interest and other similar amounts in the nature of interest received by the Filly Group in respect of that Relevant Period;

     (d) "EBITDA" means, in respect of any Relevant Period, the Consolidated Profits before Interest and Tax for that period, but adding back depreciation and amortisation; and

     (e) "RELEVANT PERIOD" means each period of 12 months ending on (i) 30th April in each year, (ii) 31st July in each year (iii) 31st October in each year and (iv) 31st January in each year.

3 For the purposes of computing EBITDA, Consolidated Profits before Interest and Tax and Consolidated Net Finance Charges with respect to any Relevant
     Period:

     (a) where EBITDA, Consolidated Profit before Interest and Tax or Consolidated Net Finance Charges fall to be computed in respect of a Relevant Period ending on 30th April in any year, they shall be ascertained by reference to the audited financial statements to be delivered by Filly pursuant to clause 12.1;

     (b) where EBITDA, Consolidated Profits before Interest and Tax or Consolidated Net Finance Charges fall to be computed in respect of a Relevant Period ending on any other date, they shall be computed by aggregating:

          (i) the relevant figures disclosed in the unaudited financial statements in respect of the period ending on that date, as delivered to the Agent pursuant to clause 12.1(b)(ii); and

          (ii) the relevant figures disclosed in the audited financial statements to the immediately preceding 30th April, less the corresponding figures disclosed in the unaudited financial statements to the corresponding date in the preceding year, as delivered to the Agent pursuant to clause 12.1;

     (c) where Colt has not been a Subsidiary of Filly for the entirety of a Relevant Period in respect of which a calculation is required to be made, the calculation shall be made on a proforma basis in a manner approved by the Agent.

                                   SCHEDULE 5

                      FORM OF BORROWER ACCESSION MEMORANDUM



THIS ACCESSION MEMORANDUM is dated - and made BETWEEN:

(1)  [ADDITIONAL BORROWER] (the "ADDITIONAL BORROWER");

(2)  [FILLY] ("FILLY"); and

(3) HSBC INVESTMENT BANK PLC (the "AGENT") as agent for the benefit of itself and each of the Banks as defined in the Agreement described below.

WHEREAS:

(A) By an agreement (the "AGREEMENT") dated o 1999 and made between Filly (1), the Original Guarantors therein mentioned (2), the Banks referred to in schedule 1 to the Agreement (2), the Banks therein mentioned (3), the Joint Arrangers therein mentioned (4) and the Agent (5), the Banks agreed, upon and subject to the terms and conditions of the Agreement, to make available to the Borrowers facilities of up to US$80,000,000.

(B) The Additional Borrower wishes to assume the rights and obligations of a Borrower under and in accordance with the terms of the Agreement.

IT IS AGREED as follows:

1    DEFINITIONS

1.1  DEFINED EXPRESSIONS

     In this Accession Memorandum, unless the context otherwise requires, words and expressions defined in the Agreement and used in this Accession Memorandum shall have the same meaning where used in this Accession Memorandum.

1.2  HEADINGS

     Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Accession Memorandum.

2    ADDITIONAL BORROWER

2.1  BORROWER

     The Additional Borrower shall become a Borrower for the purposes of the Agreement and assumes the rights and obligations of a Borrower accordingly.

2.2  TERMS OF AGREEMENT

     This Accession Memorandum takes effect subject to and in accordance with the terms of the Agreement. Without limiting the generality of the foregoing, the Additional Borrower hereby irrevocably authorises Filly to act on its behalf in accordance with clause 2.9 of the Agreement.

2.3  ACKNOWLEDGEMENT

     Filly executes this Accession Memorandum to acknowledge the arrangements contemplated by it and to confirm its designation of the Additional Borrower for the purposes of clause 2.5 of the Agreement.

3    MISCELLANEOUS

3.1  NOTICES

     Any notices required or permitted to be given to the Additional Borrower under the terms of the Agreement may be given or sent to Filly on its behalf.

3.2  LAW

     This Accession Memorandum is governed by and shall be construed in accordance with English law.

IN WITNESS where the parties have caused this Accession Memorandum to be duly executed as a Deed on the date first above written.



EXECUTED and DELIVERED                               )
as a DEED by                                         )
[ADDITIONAL BORROWER]                                )




EXECUTED as a DEED by                                )
[FILLY]                                              )




SIGNED for and on behalf of                          )
HSBC INVESTMENT BANK PLC                             )

                                   SCHEDULE 6

                     FORM OF GUARANTOR ACCESSION MEMORANDUM



THIS ACCESSION MEMORANDUM is dated o and made BETWEEN:

(1)  [ADDITIONAL GUARANTOR] (the "ADDITIONAL GUARANTOR");

(2)  [FILLY] ("FILLY"); and

(3) HSBC INVESTMENT BANK PLC (the "AGENT") as agent for the benefit of itself and each of the Banks as defined in the Agreement described below.

WHEREAS:

(A) By an agreement (the "AGREEMENT") dated o 1999 and made between Filly (1), the Original Guarantors therein mentioned (2), the Banks referred to in schedule 1 to the Agreement (2), the Banks therein mentioned (3), the Joint Arrangers therein mentioned (4) and the Agent (5), the Banks agreed, upon and subject to the terms and conditions of the Agreement, to make available to the Borrowers facilities of up to US$80,000,000.

(B) The Additional Guarantor wishes to assume the rights and obligations of a Guarantor under and in accordance with the terms of the Agreement.

IT IS AGREED as follows:

1    DEFINITIONS

1.1  DEFINED EXPRESSIONS

     In this Accession Memorandum, unless the context otherwise requires, words and expressions defined in the Agreement and used in this Accession Memorandum shall have the same meaning where used in this Accession Memorandum.

1.2  HEADINGS

     Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Accession Memorandum.

2    ADDITIONAL GUARANTOR

2.1  GUARANTOR

     The Additional Guarantor shall become a Guarantor for the purposes of the Agreement and assumes the rights and obligations of a Guarantor accordingly.

2.2  TERMS OF AGREEMENT

     This Accession Memorandum takes effect subject to and in accordance with the terms of the Agreement. Without limiting the generality of the foregoing, the Additional Guarantor hereby irrevocably authorises Filly to act on its behalf in accordance with clause 2.9 of the Agreement.

2.3  ACKNOWLEDGEMENT

     Filly executes this Accession Memorandum to acknowledge the arrangements contemplated by it and to confirm its designation of the Additional Guarantor for the purposes of clause 2.6 of the Agreement.

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2.4  LIMITATION

     Notwithstanding any provision herein contained to the contrary, the Guarantor's liability under the Agreement shall be limited to an amount not to exceed as of any date of determination the greater of:

     (a) the net amount of all Advances made to Filly under the Agreement and then re-loaned or otherwise transferred to, or for the benefit of, the Guarantor; and

     (b) the amount which could be claimed by the Agent and the Banks from the Guarantor under the Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from any other Guarantor.

          [NOTE: THE LIMITATION IN CLAUSE 2.4 IS TO BE INSERTED ONLY FOR GUARANTORS INCORPORATED IN A PART OF THE UNITED STATES]

3    MISCELLANEOUS

3.1  NOTICES

     Any notices required or permitted to be given to the Additional Guarantor under the terms of the Agreement may be given or sent to Filly on its behalf.

3.2  LAW

     This Accession Memorandum is governed by and shall be construed in accordance with English law.

IN WITNESS where the parties have caused this Accession Memorandum to be duly executed as a Deed on the date first above written.



EXECUTED and DELIVERED                               )
as a DEED by                                         )
[ADDITIONAL GUARANTOR]                               )






EXECUTED as a DEED by                                )
[FILLY]                                              )




SIGNED for and on behalf of                          )
HSBC INVESTMENT BANK PLC                             )





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                                   SCHEDULE 7

                              ASSOCIATED COSTS RATE

1 The Associated Costs Rate shall be calculated by the Agent in respect of each period for which it falls to be calculated relating to an Advance in accordance with the following formulae:

     In relation to each Advance in Sterling:

                 CL + S(L - Z) + 0.01F
              _______________________________ = PER CENT. PER ANNUM
                      100 - (C + S)


     In relation to each other Advance:

                        0.01F
                   Y  __________  =  PER CENT. PER ANNUM
                         100

     Where:

     C = The amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

     F = The amount of Sterling per (pound)1,000,000 of the fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

     L = The average rate of interest per annum at which Sterling deposits of an amount comparable to the relevant Advance are offered by the Reference Banks to leading banks in the London Interbank Market at or about 11.00 a.m. on the date of calculation for a period comparable to the period for which the Associated Costs Rate is to be calculated.

     S = The amount required to be placed as special deposits with the Bank of England, expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

     Y = The fraction of foreign currency liabilities taken into account under the Fees Regulations in calculating the fee base (disregarding any offset for claims on non-resident offices).

     Z = The lower of L and the rate of interest per annum paid by the Bank of England on special deposits at or about 11.00 a.m. on the date of calculation.

2    For the purposes of calculating the Reserve Asset Cost:

     (c) C, L, S and Z are included in the formula as numbers and not as percentages, e.g. if C = 0.15 per cent. and L = 7 per cent. CL is calculated as 0.15 x 7;

     (d) the formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

     (e)  each amount is rounded up to the nearest four decimal places; and

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     (f)  if the formula produces a negative percentage, the percentage shall be taken as zero.

3 If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Agent's opinion make the formulae (or either of them) no longer appropriate, the Agent shall be entitled by notice to Filly to stipulate such other formulae as shall be suitable to apply in substitution for the formulae. Any such other formulae so stipulated shall take effect in accordance with the terms of such notice.

4    In this schedule 2:

     "AUTHORISED" and "INSTITUTION" have the meanings given to those terms in the Banking Act 1987;

     "BANK OF ENGLAND ACT" means the Bank of England Act 1998;

     "ELIGIBLE INSTITUTION" has the meaning given to that term in schedule 2 to the Bank of England Act;

     "ELIGIBLE LIABILITIES" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as is in force on the date of application of the formula;

     "FEE BASE" has the meaning given to that term in the Fees Regulations;

     "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1998 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formula; and

     "SPECIAL DEPOSITS" has the meaning given to that term by the Bank of England on the date of application of the formula.

                                   SCHEDULE 8

                        FORM OF SUBSTITUTION CERTIFICATE

BANKS ARE ADVISED NOT TO EMPLOY SUBSTITUTION CERTIFICATES OR OTHERWISE TO ASSIGN OR TRANSFER INTERESTS IN THE AGREEMENT WITHOUT FIRST ENSURING THAT THE TRANSACTION COMPLIES WITH ALL APPLICABLE LAWS AND REGULATIONS, INCLUDING THE FINANCIAL SERVICES ACT 1986 AND REGULATIONS MADE THEREUNDER.



To:      HSBC Investment Bank plc
         Vintners Place
         68 Upper Thames Street
         London EC4V 3BJ

Attention:                                               ..............,19.....


                            SUBSTITUTION CERTIFICATE

This Substitution Certificate relates to a US$80,000,000 Facility Agreement (the "AGREEMENT") dated o, 1999 between Filly (1), the Original Guarantors named therein (2), the Banks whose names and addresses are set out in schedule 1 to the Agreement (3), The First National Bank of Chicago, HSBC Investment Bank plc and Dresdner Bank AG London Branch as Joint Arrangers (4) and HSBC Investment Bank plc as Agent (5). Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1 [Existing Bank] (the "Existing Bank") (a) confirms the accuracy of the summary of its Term Loan Commitment, Revolving Credit Commitment and Contribution set out in the schedule to this Substitution Certificate; and
     (b) requests [Substitute Bank] to novate the portion of its Term Loan Commitment, Revolving Credit Commitment and Contribution specified in the schedule to this Substitution Certificate by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 The Substitute requests the Agent (on behalf of itself, the Joint Arrangers, the Borrowers and the Banks) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 17.3 of the Agreement, so as to take effect in accordance with the terms of that clause on [date of transfer] (the "Effective Date").

3 The Agent (on behalf of itself and the other parties to the Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 17.3 of the Agreement.

4    The Substitute confirms:

     (a) that it has received a copy of the Finance Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

     (b) that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Finance Documents and this Substitution Certificate and has not relied and will not rely on the Existing Bank, the Joint Arrangers or the Agent or any statements made by any of them in that respect;

     (c) that it has made and will continue to make its own credit assessment of the Borrowers and the Guarantors and has not relied and will not rely on the Existing Bank, the Joint Arrangers or the Agent or any statements made by any of them in that respect;

     (d) accordingly, neither the Existing Bank, the Joint Arrangers nor the Agent shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters; and

     (e) it is a Qualifying Bank and (in this respect) undertakes to comply with clause 18.15 of the Agreement.

5 Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6 The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrowers, the Guarantors or any other party to any of the Finance Documents or for the performance and observance by the Borrowers, the Guarantors or any other such party of any of its obligations under any of the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7 The Substitute hereby undertakes to the Existing Bank, the Borrowers, the Joint Arrangers and the Agent that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

8    This Substitution Certificate is governed by English law.

NOTE: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.



AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                  THE SCHEDULE

                         TO THE SUBSTITUTION CERTIFICATE



                        DETAILS OF PARTICIPATION NOVATED



Contribution to Term

Loan Advances:



Contribution to Revolving

Credit Advances:



Term Loan Commitment:



Revolving Credit

Commitment:





                      ADMINISTRATIVE DETAILS OF SUBSTITUTE



Lending office:



Account for payments:



Telephone:



Telefax:



Telex:



Attention:

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[EXISTING BANK]                                      [SUBSTITUTE]

By:                                                           By:

Date:                                                         Date:



The Agent

By:





on its own behalf

and on behalf of the other parties to the Agreement.

BORROWER



SIGNED for and on behalf of                )
FIRST TECHNOLOGY PLC                       )   /s/ Frederick J. Westlake






JOINT ARRANGERS

SIGNED for and on behalf of                )
THE FIRST NATIONAL BANK                    )
OF CHICAGO                                 )   /s/ Jeffrey Bennett





SIGNED for and on behalf of                )
HSBC INVESTMENT BANK PLC                   )   /s/ Bryony Sayers





SIGNED for and on behalf of                )
DRESDNER BANK AG LONDON                    )
BRANCH                                     )   /s/ Richard Simmons




BANKS


SIGNED for and on behalf of                )
THE FIRST NATIONAL BANK                    )
OF CHICAGO                                 )   /s/ Jeffrey Bennett






SIGNED for and on behalf of                )
MIDLAND BANK PLC                           )   /s/ Philip Mills





SIGNED for and on behalf of                )
DRESDNER BANK AG LONDON                    )
BRANCH                                     )   /s/ Richard Simmons

THE AGENT

SIGNED for and on behalf of                )
HSBC INVESTMENT BANK PLC                   )   /s/ Bryony Sayers